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                                                                   Exhibit 10.12


               OEM SOFTWARE DEVELOPMENT AND DISTRIBUTION AGREEMENT




                                     between

                              EASTMAN KODAK COMPANY

                                       and

                               R2 TECHNOLOGY, INC.







Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as * * *. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

                               [TABLE OF CONTENTS]

1.   DEFINITIONS ............................................................  1
  1.1.     Confidential Information .........................................  1
  1.2.     Developed Software ...............................................  1
  1.3.     Documentation ....................................................  1
  1.4.     End User .........................................................  1
  1.5.     Functional Specifications ........................................  2
  1.6.     Joint Inventions .................................................  2
  1.7.     Kodak ............................................................  2
  1.8.     Kodak Product ....................................................  2
  1.9.     Kodak Proprietary Software .......................................  2
  1.10.    Supplier Software ................................................  2
2.   SCOPE OF AGREEMENT .....................................................  2
3.   SOFTWARE DEVELOPMENT ...................................................  3
  3.1.     Overview .........................................................  3
  3.2.     Change Orders ....................................................  3
  3.3.     Project Schedule .................................................  3
  3.4.     Kodak Equipment ..................................................  3
4.   PAYMENT AND REPORTING ..................................................  4
  4.1.     Currency .........................................................  4
  4.2.     Payments to Supplier .............................................  4
  4.3.     Auditing .........................................................  4
  4.4.     Interest .........................................................  4
5.   COPYRIGHTS AND TRADEMARKS ..............................................  5
  5.1.     Copyrights .......................................................  5
  5.2.     Trademark and Copyright Notices ..................................  5
6.   MAINTENANCE, SUPPORT, MODIFICATIONS, AND NEW SUPPLIER SOFTWARE .........  5
  6.1.     Maintenance and Support ..........................................  5
  6.2.     Supplier Modifications ...........................................  6
  6.3.     New Supplier Software ............................................  6
7.   PERSONNEL ..............................................................  7
  7.1.     Project Managers .................................................  7
  7.2.     Authority of Project Managers ....................................  7
  7.3.     Staffing .........................................................  7
  7.4.     Project Manager's Meetings and Reports ...........................  7
8.   EXPENSES ...............................................................  7
9.   INVOICES AND TAXES .....................................................  7
  9.1.     Invoices .........................................................  7
  9.2.     Taxes ............................................................  8
10.  TRAINING AND DOCUMENTATION .............................................  8
  10.1.    Training .........................................................  8
  10.2.    Documentation ....................................................  8
11.  TITLE / OWNERSHIP INTERESTS AND EXCLUSIVITY ............................  8
  11.1.    Supplier Software ................................................  8
  11.2.    Kodak Proprietary Software .......................................  8
  11.3.    Supplier Inventions ..............................................  8

  11.4.   Kodak Proprietary Inventions ..............................................   9
  11.5.   Joint Inventions ..........................................................   9
  11.6.   Developed Software ........................................................   9
12.  LICENSE GRANT AND EXCLUSIVITY ..................................................   9
13.  DISTRIBUTION ...................................................................  10
  13.1.   End User License Agreement ................................................  10
  13.2.   Export Licenses ...........................................................  10
  13.3.   Supplier Distribution Channel .............................................  10
  13.4.   FDA and other Regulatory Approvals ........................................  11
14.  WARRANTY .......................................................................  11
  14.1.   Warranty of Performance ...................................................  11
  14.2.   Warranty of Title .........................................................  12
  14.3.   Defense and Indemnification of Kodak. .....................................  12
  14.4.   Defense and Indemnification of Supplier ...................................  13
  14.5.   Indemnification Procedures. ...............................................  15
  14.6.   Representations and Warranties by and between Supplier and Kodak. .........  15
  14.7.   WARRANTY LIMITATIONS ......................................................  15
15.  LIMITATION OF LIABILITY ........................................................  16
  15.1.   Indirect, Consequential and Special Damages ...............................  16
  15.2.   Supplier's Liability ......................................................  16
  15.3.   Kodak's Liability .........................................................  16
16.  INSURANCE ......................................................................  17
17.  CONFIDENTIAL INFORMATION .......................................................  17
  17.1.   Protection of Confidential Information ....................................  17
  17.2.   Permitted Use and Disclosures. ............................................  18
  17.3.   Confidential Terms. .......................................................  18
  17.4.   Right to Injunctive Relief ................................................  18
18.  TERM, TERMINATION, AND DEFAULT .................................................  18
  18.1.   Term ......................................................................  18
  18.2.   Termination For Cause .....................................................  18
  18.3.   Default On Notice .........................................................  18
  18.4.   Immediate Termination for Default .........................................  19
  18.5.   Effect of Termination By Kodak For Default due to Insolvency of Supplier ..  19
19.  DISPUTE RESOLUTION PROCEDURE ...................................................  19
20.  ADDITIONAL PROVISIONS ..........................................................  20
  20.1.   Negotiations ..............................................................  20
  20.2.   Independent Contractor ....................................................  20
  20.3.   Additional Supply Rights ..................................................  20
  20.4.   Additional Developed Software .............................................  20
  20.5.   Survival ..................................................................  20
  20.6.   Publicity .................................................................  20
  20.7.   Governing Law .............................................................  21
  20.8.   Amendment .................................................................  21
  20.9.   Entire Agreement ..........................................................  21
  20.10.  Successors and Assigns ....................................................  21
  20.11.  Counterparts ..............................................................  21

  20.12.  Assignment ......................................................   21
  20.13.  Notices .........................................................   22
  20.14.  Force Majeure ...................................................   22
  20.15.  Remedies ........................................................   22
  20.16.  Non-Waiver ......................................................   22
  20.17.  Severability ....................................................   22
  20.18.  Section Headings ................................................   23
ATTACHMENT A - STATEMENT OF WORK ..........................................   24
ATTACHMENT B - SUPPLIER SOFTWARE ..........................................   30
ATTACHMENT C - ESCROW AGREEMENT ...........................................   31
ATTACHMENT D - SUPPLIER COPYRIGHT NOTICE AND KODAK COPYRIGHT NOTICE .......   35
ATTACHMENT E - KODAK TRAVEL POLICY ........................................   36
ATTACHMENT F - SAMPLE KODAK END USER LICENSE AGREEMENT ....................   39

THIS AGREEMENT MADE this _13th_ day of _October_, 2000, by and between

Eastman Kodak Company, a New Jersey corporation, with its principal place of business at 343 State Street, Rochester, New York 14650 ("Kodak"), and R2 Technology, Inc., with its principal place of business at 325 Distel Circle, Los Altos, CA 94022 ("Supplier").

WHEREAS, Kodak and Supplier entered into a non-binding Memorandum of Understanding on July 27, 2000 for the purpose of stating their joint intentions to create a strategic alliance for developing, selling and servicing various computer-aided detection ("CAD") products intended for the medical imaging market.

WHEREAS, Kodak and Supplier now want to enter into a binding relationship to develop the first two projects under this OEM Software Development and Distribution Agreement: new CAD algorithms for lung nodule detection in Computer Radiography ("CR") and digital radiography ("DR") applications for integration into Kodak digital capture and PACS ("Picture Archiving and Communication Systems") and CAD algorithms for breast cancer detection integrated into Kodak's digital mammography systems.

THEREFORE, the parties agree as follows:

1.   DEFINITIONS

   1.1. Confidential Information

"Confidential Information" shall mean, subject to the provisions of Article 17 hereof, any proprietary or confidential information or material in tangible form disclosed hereunder that is (i) marked as "Confidential" at the time it is delivered to the receiving party or its employees or agents or contractors under this Agreement or in contemplation thereof; and/or (ii) disclosed orally and is confirmed in writing as being Confidential Information within 30 days after initial disclosure.

   1.2. Developed Software

"Developed Software" means the software to be developed by Supplier and licensed by Supplier to Kodak under this Agreement, including all object code. Developed Software also includes any derivations, improvements, enhancements or translations of the Developed Software as mutually agreed to by the parties.

   1.3. Documentation

"Documentation" means the hard copy and digital versions of all documentation required by Kodak in order to perform its obligations under this Agreement. The complete listing of Documentation is attached hereto as part of Attachment A, which list is subject to change by mutual agreement of the parties. For purposes of clarity, Documentation shall include translations of Documentation as agreed to by the parties.

   1.4. End User

        "End User" means end user customers of Kodak, which shall not include, without limitation, Kodak distributors or other third parties acting on Kodak's behalf.

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     1.5.  Functional Specifications

"Functional Specifications" means the detailed specifications for the Developed Software, which specifications are attached to this Agreement as part of Attachment A and may be amended from time to time by mutual agreement of the parties. The parties hereby agree and understand that the Functional Specifications may be modified from time to time by mutual agreement of the parties.

     1.6.  Joint Inventions

"Joint Inventions" mean inventions, improvements, discoveries and know how jointly conceived or developed by Supplier and Kodak relating to and made using or comprising Supplier and/or Kodak product during the term of the Agreement.

     1.7.  Kodak

"Kodak" means Eastman Kodak Company and any of its subsidiaries in which Kodak owns or controls, directly or indirectly, more than fifty percent (50%) of the stock eligible to vote for the election of directors.

     1.8.  Kodak Product

"Kodak Product" means the product, product family, or components of products (more particularly described in the Statement of Work attached at Attachment A) that will include or incorporate the Supplier Software and the Developed Software. Additional Attachments of Statements of Work (A-1, A-2, etc.) will be created for additional Kodak products that will include or incorporate Supplier Software and/or Developed Software.

     1.9.  Kodak Proprietary Software

"Kodak Proprietary Software" means software (and associated documentation) of Kodak, to be considered for use in Developed Software, and if incorporated into the Developed Software will be supplied only to Kodak unless licensed to Supplier under the terms of a software license with rights to distribute to third parties.

     1.10. Supplier Software

"Supplier Software" means software (and associated documentation) of Supplier described in Attachment B and licensed to Kodak for use only in the Developed Software created under the terms of this Agreement unless otherwise specified in Attachment B or an amendment thereto.

2.     SCOPE OF AGREEMENT

Subject to the terms of this Agreement, Supplier will perform the development work described in Attachment A and grant a license to Kodak for the Developed Software and Supplier Software (described in Attachment B) under the license terms set forth in Article 12 herein. Supplier and Kodak agree to enter into an escrow agreement ("Escrow Agreement") for all Developed Software per the form attached as Attachment C, with an escrow holder mutually acceptable to Supplier and Kodak.

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3.     SOFTWARE DEVELOPMENT

     3.1.   Overview

Supplier will use commercially reasonable efforts to develop the Developed Software for Kodak, including object code and Documentation, required to meet the Functional Specifications (the "Development Project").

     3.2.   Change Orders

The Functional Specifications, costs, schedules, and other matters affecting the Development Project may be changed only by the written agreement of Kodak and Supplier, in accordance with the following Change Order procedure. When so changed, the changes will be deemed to be incorporated in this Agreement as an amendment to the applicable Attachment. This Change Order procedure is to be used to control the technical configuration of the software through specification documents, as well as to control costs and schedules.

Either party may request a change. No change will be effective until it has been recorded on a fully executed Change Order form as set forth in Attachment A. Neither party will be liable for work performed by the other party prior to such work being authorized by a completed Change Order form. Change Order forms must be signed by the Project Managers of Kodak and Supplier, or their designee.

     3.3.   Project Schedule

          3.3.1. Milestones

The Development Project is divided into milestones ("Milestones"). Supplier will use commercially reasonable efforts to deliver specified Milestones on specific due dates ("Milestone Due Dates").

For each Milestone, Kodak will have a period of time (the "Acceptance Period") after receipt of all Deliverables for that Milestone, in which to review, perform acceptance tests, and accept or reject the Deliverables. Where a time period is provided after Kodak's rejection of a Deliverable during which Supplier may make corrections so that the Deliverable is acceptable, that period is referred to as the "Correction Period".

A description of each Milestone, with applicable Milestone Due Date, Deliverables, acceptance tests, Acceptance Period, and Correction Period is set forth in Attachment A.

          3.3.2. Delivery

Supplier will use commercially reasonable efforts to deliver the Deliverables on or before the appropriate Milestone Due Date.

          3.3.3. Review, Testing and Acceptance of Deliverables

Kodak will timely review, test, and accept the Deliverables as provided in Attachment A.

     3.4.   Kodak Equipment

Kodak will timely provide, at no charge to Supplier, reasonable access to the equipment specified in Attachment A for Supplier's use in the performance of its obligations under this Agreement. Kodak may,

                                       3

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at its option, change the configuration of the equipment from time to time provided that the change does not unreasonably hinder Supplier's ability to timely carry out any remaining obligations under this Agreement including the incurring of additional cost or time to complete its obligations. Kodak will be responsible for maintenance of the equipment while it is being used by Supplier, except that Supplier will reimburse Kodak for the costs of any maintenance or repairs to the equipment solely resulting from the grossly negligent or intentionally wrongful acts of Supplier. Upon Supplier no longer requiring use of the equipment or upon termination or expiration of this Agreement for any reason, Supplier will return equipment in Supplier's possession to Kodak upon Kodak's request. Kodak will arrange for and pay for all transportation to and from Supplier's facility for the equipment.

4.     PAYMENT AND REPORTING

     4.1.   Currency

All payments and fees shall be in U.S. funds.

     4.2.   Payments to Supplier

          4.2.1.   License Fees

Kodak will pay Supplier the License Fees in Attachment A. Within thirty (30) days after the close of each calendar quarter, Kodak shall (a) provide to Supplier a report (in a format to be agreed between Kodak and Supplier) setting out the calculation of payments due to Supplier in respect of that quarter; and
(b) make payment to Supplier of the applicable fees in accordance with such report. Payments and reports are to be sent to the attention of Doris Pon at the Supplier address in the beginning of this Agreement or other address as Supplier may designate by written notice. Kodak shall provide to Supplier a report for the quarter regardless of whether any amounts are payable for the quarter. Any amounts due to Supplier shall be paid by bank wire transfer to the following account:

Citibank, NYC
ABA #021000089
FBO: Morgan Stanley & Co., Inc.
Account #38890774
For further credit to:
R2 Technology, Inc.
Account #14-78809

     4.3.   Auditing

During the Term and for two (2) years thereafter, each party agrees to keep all usual and proper records and books of account and all usual and proper entries relating to calculation of payments or credits to the other party. Each party shall have the right, at its own expense, upon fourteen (14) business days' written notice to the other party and during normal business hours (and, in any event, not more than once in any twelve month period), to inspect and audit the records of the other party for the purpose of verifying any reports, information, payments or credits due to the other under this Agreement. Any such audit may be conducted by a firm of independent certified public accountants mutually chosen by Kodak and Supplier. In the event of any shortfall in payment or credit is found which exceeds five percent (5%) of the total due for the reporting period audited, the other party shall be reimbursed for the reasonable fees of the accountants conducting the audit. Any overpayment or underpayment exceeding five percent (5%), or credit shall be made good between the parties within 14 days of the audit report.

     4.4.   Interest



                                       4

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For any unpaid or late payment by Kodak under this Agreement, Supplier shall be entitled to charge interest at the rate of two percent (2%) per annum above the U.S. prime lending rate from the date such payment was due.

5.     COPYRIGHTS AND TRADEMARKS

     5.1.   Copyrights

Supplier warrants that it is the copyright owner of the Supplier Software or has the authority to enter into and perform this Agreement and to grant licenses to Kodak for the Supplier Software in conformance with the terms of this Agreement. Supplier agrees to cooperate with Kodak in obtaining any copyright or other statutory protections for the Supplier Software and Developed Software reasonably in each country in which they are sold, distributed or sublicensed by Kodak. Supplier shall retain ownership to the Supplier Software and Developed Software, including all corrections, modifications and enhancements made by Supplier, and any regulatory filings, and trademarks, trade names related thereto.

     5.2.   Trademark and Copyright Notices

Kodak agrees to use efforts at least as stringent as those Kodak uses to maintain its own trademarks and copyrights to maintain and respect the trademark and copyright notices used by Supplier in connection with Kodak advertisement, distribution and sublicensing of the Kodak Products. Copyright notices placed by Kodak on the Kodak Products shall read as listed in Attachment D, which may be amended from time to time by Supplier. Kodak agrees to include one of the copyright notices (as selected in writing by Supplier) listed on Attachment D on start-up screens in Kodak Product. If Supplier's copyright notice is amended by Supplier, Kodak will include the new copyright notice in the next software release.

6.     MAINTENANCE, SUPPORT, MODIFICATIONS, AND NEW SUPPLIER SOFTWARE

     6.1.   Maintenance and Support

Supplier will provide to Kodak ongoing Maintenance and Support (as defined below) for the Supplier Software and the Developed Software for up to 40 hours per month at no cost to Kodak. The parties agree and understand that such 40 hours are the total number of hours Supplier will provide at no cost to Kodak for all Developed Software and Supplier Software contemplated by and licensed under this Agreement. In the event Kodak requests Maintenance and Support (as defined below) in excess of 40 hours per month, such additional hours will be invoiced to Kodak at the rate of $50.00 per hour.

"Maintenance and Support" means correction of errors and telephone and e-mail consulting services as follows: Kodak is provided with three paths for escalating issues concerning the Supplier Software and the Developed Software to
Supplier:

          6.1.1.   Escalation Email Support:

Email confirmation same day, response within 24 hours, during Supplier's operational hours (8AM - 5PM Pacific Time) and excluding predetermined holidays and weekends;


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         6.1.2. Direct Access (Phone Support):

Telephone support availability for designated Kodak contact to designated Supplier Support Lead [to be defined/discussed], so no need for confirmation; response within 8 hours, during Supplier's operational hours and excluding predetermined holidays and weekends. and

         6.1.3. Priority Callback Support:

Automatically invoked during all off-hours for critical issues only, confirmation within 4 hours and response within 24 hours.

Notwithstanding the foregoing, Kodak will reimburse reasonable travel expenses for on-site support requested by Kodak.

         6.2. Supplier Modifications

Supplier agrees to provide promptly to Kodak without charge (i) any modifications to the Supplier Software and revisions to the Documentation to reflect the modifications, insofar as such are provided to Supplier's other customers without charge and; (ii) any derivative works, whether marketed under the same name or not, which provide substantially the same functionality, insofar as such are provided to Supplier's other customers without charge. Such modifications shall include both modifications made by Supplier pursuant to
Section 6.1 and Article 14 (Warranty). During the term of this Agreement Supplier may develop new programs and related documentation that would provide new functional capability for the Supplier Software. Should such new software and documentation be made available generally to other similarly situated Supplier customers, Supplier shall offer to license such software and documentation to Kodak on terms and conditions no less favorable than those terms and conditions, when considered in the aggregate, offered to any other of Supplier's similarly situated customers. A similarly situated customer shall mean a customer of Supplier ordering similar products at similar volumes under similar terms and conditions as provided for herein.

         6.3. New Supplier Software

Supplier will give Kodak the right of first notice for new Computer Aided Detection ("CAD") applications developed solely by Supplier during the period of exclusivity provided for in Section 11.6 and Article 12 for Developed Software. Supplier agrees not to secure partnerships and/or license agreements until sixty
(60) days after the first day of notice by Supplier to Kodak with respect to a particular CAD application. During those sixty (60) days Supplier and Kodak will use their best efforts to discuss/negotiate the rights to such CAD application. If Kodak elects to not participate in a particular CAD application, or in the event the parties cannot reach agreement within the sixty (60) day period on mutually agreeable terms for Kodak to, Supplier shall be free to exploit such CAD application, either by itself or with any third party.

Kodak will have equal access, as those given to similarly situated third parties, to negotiate non-exclusive rights to all CAD applications and upgrades that R2 has provided exclusively to other customers. Where it is commercially feasible, in R2's reasonable determination, the time period for Kodak access will not exceed 18 months after FDA (or other regulatory agencies) approval of the application for each such CAD application. Where it is commercially feasible, in R2's reasonable determination, Kodak and R2 will be able to begin unique product development and integration efforts prior to and during the period of exclusivity to other customers.

Supplier will continue to invest, at its sole discretion, in Supplier's FDA approved CR/DR Lung Nodule Product to ensure leading-edge product performance.

7.     PERSONNEL

     7.1. Project Managers

The parties designate the persons named on Attachment A as their respective Project Managers, to serve in such capacity until the other party is notified in writing of their replacement. The parties will make the Project Managers reasonably available to each other on a daily basis for purposes of managing the project.

     7.2. Authority of Project Managers

The written directions and orders of the Project Manager for a party will be binding upon such party and may be relied upon by the other party, except that the Project Managers will have no authority to amend this Agreement.

     7.3. Staffing

Kodak will provide reasonable access to its personnel as is necessary to provide Supplier with the information needed to perform Supplier's obligations under this Agreement.

The personnel of both parties, when on the premises of the other party, will comply with the security and other personnel regulations of the other party. Either party may require the other party to replace any assigned person who fails to comply with such regulations.

     7.4. Project Manager's Meetings and Reports

The Project Managers will communicate at least weekly to review the progress of the Development Project and resolve any difficulties which have arisen. Supplier's Project Manager will provide written status reports on a periodic basis, as agreed with the Kodak Project Manager. The parties hereby agree and understand that such status reports shall be deemed Confidential Information of R2. From time to time, when invited, the Supplier's Project Manager or designee will be reasonably available to attend meetings of Kodak's management to discuss the status of the Development Project.

8.     EXPENSES

Each party will be responsible for its own expenses except as otherwise agreed in writing. If Kodak has agreed to reimburse Supplier for travel and lodging expenses, all such expenses must be incurred and documented in accordance with the travel policies in place for Kodak's own employees, which policy is attached hereto as Attachment E.

9.     INVOICES AND TAXES

     9.1. Invoices


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Supplier may issue invoices on the date of Kodak's acceptance of the
Deliverables associated with a Milestone, and all invoices are due and payable within 45 days after receipt. All payments will be in U.S. funds. In the case of invoices not submitted in accordance with this Section 9.1, Kodak will pay the amount not in dispute pursuant to the terms provided above.

     9.2.    Taxes

Kodak will be responsible for payment of any federal, state or local taxes related to this Agreement, including without limitation sales and use taxes, taxes based on gross revenues and taxes in lieu thereof, excluding, however, taxes based on net income, capital, or net worth of Supplier. Taxes must be separately stated on all invoices. Kodak may provide adequate proof of exemption from such taxes to Supplier, in which event Licensor will not include such taxes on any invoice.

10.   TRAINING AND DOCUMENTATION

     10.1.   Training

Supplier will provide training to Kodak's designated personnel as specified on Attachment A, at no additional cost to Kodak. Kodak will provide training to Supplier's designated personnel as specified on Attachment A, at no additional cost to Supplier.

     10.2.   Documentation

Supplier will prepare Documentation for the Developed Software as specified in Attachment A. Documentation will be prepared in sufficient detail so as to allow adequately trained technical personnel to operate, maintain and enhance the Developed Software, and to develop and support end user documentation as licensed herein.

During the Term, Kodak will have a fully-paid up, non-exclusive rights in all Documentation concerning the Developed Software (excluding Documentation exclusively related to the Supplier Software), and may use, reproduce, modify, and/or produce translations of the Documentation as provided for in Attachment A.

11.   TITLE / OWNERSHIP INTERESTS AND EXCLUSIVITY

     11.1.   Supplier Software

Supplier and its licensors retain all right, title and interest in the Supplier Software.

     11.2.   Kodak Proprietary Software

Kodak and its licensors retain all right, title and interest in Kodak Proprietary Software.

     11.3.   Supplier Inventions

Supplier shall have and retain sole and exclusive, right, title and interest to all inventions, improvements, discoveries and know-how which are made under and during the Term of this Agreement by Supplier, its employees or agents acting under authority from Supplier, without inventive contribution by a Kodak employee or its agents ("Supplier Inventions"). It is hereby agreed and understood by the parties that during the Term of this Agreement, Kodak may notify Supplier in writing that Kodak desires to acquire a license under Supplier's Inventions. Upon such written notification, the parties agree to engage in good

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

faith negotiations. Supplier retains all right, title and interest to the Supplier Software, including that which may be integrated with the Development Software.

     11.4.   Kodak Proprietary Inventions

Kodak shall have and retain sole and exclusive right, title and interest to all inventions, improvements, discoveries and know how which are made during the term of this Agreement by Kodak, its employees or agents acting under authority from Kodak, without inventive contribution by a Supplier employee or its agents ("Kodak Inventions"). It is hereby agreed and understood by the parties that during the term of the definitive agreement, Supplier may notify Kodak in writing that Supplier desires to acquire a license under Kodak's Inventions. Upon such written notification, the parties agree to engage in good faith negotiations. Kodak retains all right, title and interest to the Kodak Proprietary Software, including that which may in integrated with the Developed Software.

     11.5.   Joint Inventions

The parties hereby acknowledge and understand that during the Term of and in the process of participation in the activities arising under this Agreement, the parties, their employees or agents acting under authority from Supplier and/or Kodak, may jointly conceive or develop inventions, improvements, discoveries and know how, resulting in or relating to and made, using or comprising a Supplier and/or Kodak product ("Joint Inventions"). Each party shall promptly disclose in writing any such Joint Invention to the other party. Within sixty (60) days of receipt of such notification, the parties shall meet to determine, in good faith, which party's products are more closely related to such Joint Invention. The party determined to have product(s) most closely related to such Joint Invention shall own all right, title and interest to such Joint Invention ("Owning Party"), and the other party shall assign, and hereby assigns all right, title and interest in such Joint Invention to such Owning Party (the "Assigning Party"). Concurrent with such assignment, the Owning Party shall license, and hereby licenses, to the Assigning Party a worldwide, non-exclusive, transferable, perpetual, fully-paid-up, royalty-free license under Owning Party's rights in such Joint Invention to use, reproduce, display, perform, distribute, modify, create derivative works of, make, have made, market, offer for sale, sell, import, sub-license, and otherwise commercially exploit such Joint Invention. The parties hereby agree and understand that for any countries whose laws require an accounting by the Owning Party to the Assigning Party and a revenue share from the Owning Party to the Assigning Party (for example, countries in the European Union), the parties hereby expressly disclaim any and all such requirements and agree that no such accounting or revenue share is required.

     11.6.   Developed Software

Supplier will have sole title to the Developed Software, excluding those portions of, and only to the extent that, the Developed Software incorporates Kodak Proprietary Software. Subject to the foregoing, the parties hereby agree and understand that (i) the Developed Software is for the sole and exclusive use of Kodak for the time period stated in Attachment A, but in no event shall such exclusive period extend beyond eighteen (18) months after such Developed Software is first made available by Kodak to its Distributors, Dealers or End Users; and (ii) the Developed Software, excluding those portions of the Developed Software which incorporate the Supplier Software, will be licensed to Kodak.

12.    LICENSE GRANT AND EXCLUSIVITY

Supplier grants to Kodak the worldwide right to reproduce, have reproduced, display, use, sell, lease, sublicense (with the right to grant and authorize sublicenses) to Distributors, Dealers, and End Users, market, and distribute or otherwise transfer the Developed Software (but solely in conjunction with the

Supplier Software and only as contained in or used by a Kodak Product). Each End User obtaining a sublicense from Kodak, or its Dealers shall receive and execute (unless a "shrink wrap" license is used, in which case execution will occur upon the user's acceptance of such license's terms and conditions) prior to such End Users' receipt of the object code version of the Developed Software an end user license agreement substantially similar to the end user license agreement attached hereto as Attachment F ("End User License Agreement").

From the date of commercial availability of the Kodak Product, Kodak will receive *** Developed Software for which Kodak contributes a Substantial (as defined below) amount of the research and development funding to Supplier. "Substantial" means sixty percent (60%) or greater of such research and development funding. All other Supplier license grants to Kodak for Developed Software are on a nonexclusive basis.

13.      DISTRIBUTION

     13.1.   End User License Agreement

The End User may use the Developed Software and Supplier Software for the Term and in the manner provided for in the End User License Agreement furnished by Kodak with the Kodak Product, provided, in no event shall such End User be entitled to modify the Developed Software or Supplier Software or create derivative works thereof. The End User's rights and obligations set forth therein are independent of this Agreement and will survive the termination of the relationship between Kodak and Supplier.

     13.2.   Export Licenses

Each party hereby agrees that it will not knowingly export, directly or indirectly, any United States source technical data acquired from the other party, or any direct product of that technical data, to any country for which the United States Government or any agency of that government at the time of export requires an export license or other governmental approval without first obtaining that license or approval, when required by applicable United States law.

Each party agrees that it will not export, directly or indirectly, any Developed Software created under this Agreement to any country for which the U.S. Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so.

     13.3.   Supplier Distribution Channel

Supplier agrees, during the Term of this Agreement, that products offered by Supplier, which Kodak has licensed on a non-exclusive basis, and products that were originally licensed on an exclusive basis, whose exclusivity term has expired, will only be made available to *** for the following periods of time:
(i) for Developed Software licensed to Kodak on a non-exclusive basis to be used in conjunction with a particular Kodak Product, such direct licenses will not be granted for the lesser of the Term of this Agreement of five (5) years from the date such Kodak Product was made commercially available to Kodak's Distributors, Dealers or End Users; and (ii) for Developed Software licensed to Kodak on an exclusive basis to be used in conjunction with a particular Kodak Product, whose exclusivity term has expired, such direct licenses will not be

_________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

granted for the lesser of the Term of this Agreement or five (5) years from date at expiration of the exclusivity term for such Kodak Product became available to customers.

     13.4.   FDA and other Regulatory Approvals

Supplier will use commercially reasonable efforts to obtain FDA and other applicable regulatory agency approvals for the Developed Software. Kodak will use commercially reasonable efforts to obtain FDA and other applicable regulatory agency approvals for the Developed Software integrated into Kodak's digital capture and/or PAC systems. Each party will support, as commercially feasible, the other party's efforts in achieving such regulatory approvals.

14.    WARRANTY

     14.1.   Warranty of Performance

Any warranty set forth in this Article 14 shall run directly from Supplier to Kodak. Kodak hereby agrees and understands that in the event Kodak provides End Users with any warranty of performance greater than the warranty of performance set forth below in Sections 14.1.1 through 14.1.4, then Kodak shall bear all responsibility and cost relating to such greater warranty.

     14.1.1.   Supplier Software

Supplier hereby warrants that the Supplier Software will perform as described in Supplier's published specifications for a period of one (1) year after the date of delivery of the Developed Software to be used in conjunction with such Supplier Software (the "Warranty Period"). Delivery within the United States shall be FCA Supplier's shipping location. Delivery outside the United States shall be EXW Supplier's shipping location.

     14.1.2.   Developed Software

Supplier hereby warrants that the Developed Software will perform as described in the Functional Specifications during the Warranty Period as defined above.

     14.1.3.   Remedy

During the Warranty Period, Supplier will repair or replace, as commercially reasonable, any defect in the Supplier Software or the Developed Software which causes the software to not perform in accordance with the applicable specifications. Supplier will have reasonable access to Supplier's products at a Kodak site or at a Kodak customer site to perform its warranty obligations. Supplier will perform its warranty obligations in accordance with the Problem Assessment Levels and associated time periods listed in Exhibit A-2 of Attachment A, which will apply to all defects reported by Kodak:

     14.1.4.   Exceptions.

The warranties in Section 14.1 through 14.1.3 shall not apply to Developed Software and/or Supplier Software that has been modified or altered in any manner by anyone other than Supplier, or to defects caused (i) through no fault of Supplier during shipment to or from Kodak; (ii) by the use or operation in an application or environment other than that intended or recommended by Supplier in the Documentation; (iii) by service by anyone other than employees of, or persons approved in writing by, Supplier; (iv) by accident, negligence, misuse, other than normal electrical stress, or other causes other than normal use as described in the Documentation; or (v) by storage, usage or handling in any manner inconsistent with the instructions in the Documentation. Replacement Developed Software and/or Supplier Software supplied under this warranty shall carry only the unexpired portion of the original warranty. Supplier shall not be liable for misbranding with respect to any product labeling or package insert text provided or used by Kodak, or any translation thereof and Supplier shall not be liable for any adulteration or failure to meet the Developed Software and/or Supplier Software Specifications due to handling or packaging of same by Kodak, its Affiliates, Dealers, Sub distributors or agents.

Without limiting the foregoing, nothing in this Agreement is or shall be construed as:
An obligation to bring or prosecute actions or suits against third parties for infringement of any of the intellectual property rights or other proprietary rights arising under the Developed Software and/or Supplier Software; or Granting by implication, estoppel, or otherwise any licenses or rights, other than those rights expressly granted herein, under the intellectual property rights or other proprietary rights of Supplier.

     14.2.   Warranty of Title

Supplier warrants to Kodak that as of the Effective Date, the Supplier Software and Developed Software delivered under this Agreement do not infringe the intellectual property rights of any third party, provided that this warranty will not apply to the extent of any Kodak Proprietary Software and/or any written software code specifications or modifications which are incorporated in the Developed Software at the direction of Kodak. Supplier shall ensure that each person involved in the creation or development of, or otherwise contributing to, the Developed Software will be the employees or agents of Supplier under its sole and exclusive direction and control who were making their contributions within the scope of their employment at the time of their contribution, and that each such person shall fully assign all rights to the Developed Software hereunder to Supplier.

     14.3.   Defense and Indemnification of Kodak

          14.3.1.

Supplier shall indemnify, defend, and hold harmless Kodak, the directors, officers, and employees of Kodak and the successors and assigns of any of the foregoing (the "Kodak Indemnitee(s)") from and against all third party claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any claim, suit or proceeding (any of the foregoing, a "Claim") brought by third party against a Kodak Indemnitee, caused by (a) a material breach by Supplier of its obligations under this Agreement, or (b) the negligence or willful misconduct of Supplier, except, in each case, to the extent caused by the negligence or willful misconduct of a Kodak Indemnitee.

          14.3.2.

Supplier shall defend, or at its option settle, any claims brought against Kodak by third parties as a result of any infringement by the Developed Software (except to the extent such claim relates to any Kodak Proprietary Software and/or any written software code specifications or modifications made to the Developed Software at the direction of Kodak) and/or Supplier Software of any U.S. or foreign patent, trademark, trade name, service mark, or copyright existing under the laws, and shall reimburse Kodak for any judgments, damages, cost or expenses payable by Kodak to a party bringing such action together with reasonable attorneys' fees relating thereto. Kodak agrees that Supplier shall be relieved of its obligations under this Section 14.3.2 unless Kodak notifies Supplier promptly in writing of and gives Supplier proper and full information and assistance to settle or defend any such claims. If the Developed Software and/or

Supplier Software, or any part thereof, are, or in the opinion of Supplier become, the subject of any claim for infringement of such third party patent, trademark, trade name, service mark, or copyrights, or if it is adjudicatively determined that the Developed Software and/or Supplier Software, or any part thereof, infringe any such third party patent, or copyright, then Supplier may, at its option and expense, either (i) procure for Kodak the right under such third party patent, trademark, trade name, service mark or copyright to sell or use, as appropriate, the Developed Software and/or Supplier Software (or in the case of trademark infringement, substitute a different trademark, trade name or service mark), or (ii) replace or modify the Developed Software and/or Supplier Software or parts thereof in Kodak's possession, with other suitable and reasonably equivalent technology or parts so that the Developed Software and/or Supplier Software become non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with one hundred eighty (180) days written notice, and refund all previous Development Fees and License Fees paid for such infringing Developed or Supplier Software by Kodak, except to the extent such infringement relates to Kodak Proprietary Software and/or any written software code specifications or modifications made to the Developed Software at the direction of Kodak

          14.3.3.

Notwithstanding the provisions of Section 14.3.2 above, Supplier assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the Developed Software and/or Supplier Software may be used where the Developed Software (excluding any portion therein relating to the Kodak Propriety Software) and/or Supplier Software when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the Developed Software and/or Supplier Software, or any part thereof, unless such modification or servicing was done or authorized by Supplier; (iii) any trademark infringements involving any marking or branding of the Developed Software and/or Supplier Software not applied by Supplier or involving any marking or branding applied at the request of Kodak or any marking or branding with the Kodak trademarks; or (iv) the modification of any Developed Software and/or Supplier Software other than with Supplier's written consent.

The foregoing provisions of this Section 14.3 state the entire liability and obligations of Supplier, and the exclusive remedy of Kodak and its End User customers, with respect to any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the Developed Software and/or Supplier Software or any part thereof.

       14.4.   Defense and Indemnification of Supplier

          14.4.1.

Kodak shall indemnify, defend and hold harmless Supplier, the directors, officers, and employees of Supplier, and the licensors, successors and assigns of any of the foregoing (the "Supplier Indemnitee(s)") from and against all third party claims, losses, costs, and liabilities (including, without limitation, payment of reasonable attorneys' fees and other expenses of litigation), and shall pay any damages (including settlement amounts) finally awarded, with respect to any third party claim, suit or proceeding (any of the foregoing, also a "Claim") brought by a third party against a Supplier Indemnitee, caused by (a) a material breach by Kodak of its obligations under this Agreement; or (b) the negligence or willful misconduct of Kodak, except to the extent due to the negligence or willful misconduct of a Supplier Indemnitee.

          14.4.2.

Kodak shall defend, or at its option settle, any claims brought against Supplier by third parties as a result of any infringement by any Kodak Proprietary Software which is incorporated into the Developed Software (as further set forth in Section 20.1) or as a result of any infringement by any written software code specifications or modifications made to the Developed Software at the direction of Kodak (and but for such specifications and/or modifications to the Developed Software, the Developed Software would not infringe), of any U.S. or foreign patent, trademark, trade name, service mark, or copyright existing under the laws, and shall reimburse Supplier for any judgments, damages, cost or expenses payable by Supplier to a party bringing such action together with reasonable attorneys' fees relating thereto. Supplier agrees that Kodak shall be relieved of its obligations under this Section 14.4.2 unless Supplier notifies Kodak promptly in writing of and gives Kodak proper and full information and assistance to settle or defend any such claims. If any such Kodak Proprietary Software, or any part thereof, or any such written software code specifications or modifications made to the Developed Software at the direction of Kodak are, or in the opinion of Kodak becomes, the subject of any claim for infringement of such third party patent, trademark, trade name, service mark, or copyrights, or if it is adjudicatively determined that such Kodak Proprietary Software, or any part thereof, or any written software code specifications or modifications made to the Developed Software at the direction of Kodak infringe any such third party patent, or copyright, then Kodak may, at its option and expense, either
(i) procure for Supplier the right under such third party patent, trademark, trade name, service mark or copyright to sell or use, as appropriate, such Kodak Proprietary Software (or in the case of trademark infringement, substitute a different trademark, trade name or service mark), or (ii) replace or modify such Kodak Proprietary Software or parts thereof, or such specifications and/or modifications made to the Developed Software at the direction of Kodak in Supplier's possession, with other suitable and reasonably equivalent technology or parts so that such Kodak Proprietary Software or such specifications and/or modifications made to the Developed Software at the direction of Kodak becomes non-infringing or (iii) if it is not commercially reasonable to take the actions specified in items (i) or (ii) immediately preceding, terminate this Agreement with ninety (90) days written notice, and, in the event of infringing Kodak Proprietary Software, refund to Supplier any previous license fees (as set forth in Section 20.1) paid for such infringing Kodak Proprietary Software, or in the event of infringing written software code specifications or modifications made to the Developed Software at the direction of Kodak (and but for such specifications and/or modifications to the Developed Software, the Developed Software would not infringe), indemnify Supplier for any resulting damages or liabilities.

          14.4.3.

Notwithstanding the provisions of Section 14.4.2 above, Kodak assumes no liability for (i) infringements relating to any assembly, circuit, combination, method or process in which any of the Kodak Proprietary Software when used alone would not result in such an infringement; (ii) infringements involving the modification or servicing of the Kodak Proprietary Software, or any part thereof, unless such modification or servicing was done or authorized by Kodak;
(iii) any trademark infringements involving any marking or branding of the Kodak Proprietary Software not applied by Kodak or involving any marking or branding applied at the request of Supplier or any marking or branding with the Supplier trademarks; or (iv) the modification of any Kodak Proprietary Software other than with Kodak's written consent.

          14.4.4.

The foregoing provisions of this Section 14.4 state the entire liability and obligations of Kodak, and the exclusive remedy of Supplier and its End User customers, with respect to any alleged infringement of any patents, copyrights, trademarks or other intellectual property rights by the Kodak Proprietary Software or any part thereof.

     14.5.   Indemnification Procedures.

An Indemnitee (either a "Kodak Indemnitee" or a "Supplier Indemnitee," each as defined in Sections 14.3.1 and 14.4.1 respectively) that intends to claim indemnification under this Article 14 shall promptly notify the other party (the "Indemnitor") in writing of any claim in respect of which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and/or settlement thereof, provided that the indemnified party may participate in any such proceeding with counsel of its choice at its own expense. The indemnity agreement in this Article 14 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor, which consent shall not be withheld unreasonably. The failure to deliver written notice to the Indemnitor within a reasonable time after the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such Indemnitor of any liability to the Indemnitee under this Article 14 but the omission so to deliver written notice to the Indemnitor shall not relieve the Indemnitor of any liability that it may have to any Indemnitee other than under this Article 14. The Indemnitee under this Article 14, its employees and agents, shall cooperate fully with the Indemnitor and its legal representatives and provide full information in the investigation of any Claim covered by this Article 14.

     14.6.   Representations and Warranties by and between Supplier and Kodak

          14.6.1. Warranty to Supplier

Kodak represents and warrants to Supplier that: (i) it is a corporation duly organized validly existing and in good standing under the laws of the State of New Jersey; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Kodak.

          14.6.2. Warranty to Kodak

Supplier represents and warrants to Kodak that: (i) it is a company duly organized validly existing and in good standing under the laws of the State of California; (ii) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Supplier;
(iii) to the best of its knowledge it has the right to grant the rights and licenses granted herein.

     14.7.   WARRANTY LIMITATIONS

EXCEPT FOR THE LIMITED WARRANTY PROVIDED IN SECTION 14.1, 14.2 and 14.6.2 ABOVE, SUPPLIER GRANTS NO OTHER WARRANTIES OR CONDITIONS, EXPRESS OR IMPLIED, BY STATUTE, IN ANY COMMUNICATION WITH KODAK OR ITS END USER CUSTOMERS, OR OTHERWISE, REGARDING THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE, AND SUPPLIER SPECIFICALLY DISCLAIMS ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY, AND NONINFRINGEMENT. SUPPLIER DOES NOT WARRANT THAT OPERATION OF THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE WILL BE UNINTERRUPTED OR ERROR-FREE. SUPPLIER NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME ANY OTHER LIABILITIES ARISING OUT OF OR IN CONNECTION WITH THE SALE OR USE OF ANY DEVELOPED

SOFTWARE AND/OR SUPPLIER SOFTWARE. ANY OTHER REPRESENTATIONS OR WARRANTIES MADE BY ANY PERSON OR ENTITY, INCLUDING EMPLOYEES OR REPRESENTATIVES OF SUPPLIER, THAT ARE INCONSISTENT HEREWITH SHALL BE DISREGARDED AND SHALL NOT BE BINDING UPON SUPPLIER.

15.    LIMITATION OF LIABILITY

     15.1.  Indirect, Consequential and Special Damages

Except for a breach of a party's confidentiality and nondisclosure obligations, and except for obligations arising under a party's indemnification obligations hereunder, neither party will be liable to the other for indirect, incidental, consequential or special damages even if advised of the possibility of such damages. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY, ITS AFFILIATES, ITS DISTRIBUTORS AND/OR ANY OTHER ENTITY FOR COSTS OF PROCUREMENT OF SUBSTITUTE GOODS, LOST PROFITS, OR ANY OTHER SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES ("INDIRECT DAMAGES"), INCLUDING ANY "INDIRECT DAMAGES" THAT THE OTHER PARTY HAS AGREED TO INDEMNIFY, DEFEND AND/OR HOLD HARMLESS OF ITS AFFILIATES, SUBDISTRIBUTORS AND/OR ANY OTHER ENTITY, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY ARISING OUT OF THIS AGREEMENT WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE. THESE LIMITATIONS SHALL APPLY WHETHER OR NOT A PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN OR IN THE WARRANTY FOUND IN THE DEVELOPED SOFTWARE AND/OR SUPPLIER SOFTWARE.

     15.2.  Supplier's Liability

        15.2.1.

Supplier's liability for breach of its confidentiality and nondisclosure obligations in this Agreement will be limited to proven damages.

        15.2.2.

Supplier's liability for breach of this Agreement (other than as provided in Section 15.2.1 above) or any alleged product liability claim related to the Developed Software and/or Supplier Software will be limited to proven damages, but shall not exceed the lesser of *** or *** the value of the Development Fees for the Developed Software associated with the Kodak Product to which such claim relates, whichever is greater.

     15.3.  Kodak's Liability

        15.3.1.

Kodak's liability for breach of its confidentiality and nondisclosure obligations, or for breach of the license granted herein, will be limited to proven damages.


_________________________

*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

       15.3.2.

Kodak's liability for breach of this Agreement other than as provided in Section
15.3.1 above, arising out of or in connection with this Agreement will be limited to the Development Fees for the Developed Software associated with the Kodak Product to which such claim relates.

16.  INSURANCE

Each party shall, at all times during the Term of this Agreement, maintain a product liability insurance policy with commercially reasonable amounts of insurance in annual amounts of no less than Five Million U.S. Dollars (U.S. $5 Million) per occurrence, and $5 Million in the aggregate, and each party shall list the other party and its Affiliates as additional insureds.

Upon request, each party will furnish a certificate or adequate proof of the foregoing insurance to the other party. Each party's insurance policies will provide that the other party be notified in writing at least 30 days prior to cancellation of, or any material change in, such party's insurance policies. Supplier will either require Supplier subcontractors and employees who may enter upon Kodak's premises to maintain or be covered by Workers Compensation insurance (including the Broad Form All States endorsement) as prescribed by law or the state in which services are performed, Comprehensive General Liability, and Comprehensive Automobile Liability insurance as described above and to furnish certificates or adequate proof of such insurance, or provide such insurance for the subcontractors.

17.  CONFIDENTIAL INFORMATION

    17.1.    Protection of Confidential Information

Except as expressly provided herein, the parties agree for the term of this Agreement and for five (5) years thereafter, the receiving party shall keep completely confidential and shall not publish or otherwise disclose except for the purposes contemplated by this Agreement any Confidential Information furnished to it by the disclosing party hereto pursuant to this Agreement, except that to the extent that it can be established by the receiving party by competent proof that such Confidential Information:

                 (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure;

                 (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                 (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                 (d) was independently developed by the receiving party as demonstrated by documented evidence prepared contemporaneously with such independent development; or

                 (e) was subsequently lawfully disclosed to the receiving party by a person other than a party hereto.

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

   17.2.    Permitted Use and Disclosures.

Each party hereto may use or disclose information disclosed to it by the other party to the extent such use or disclosure is reasonably necessary in complying with applicable governmental regulations or otherwise submitting information to tax, securities, or other governmental authorities, conducting clinical trials, or otherwise exercising its rights hereunder, provided that if a party is required to make any such disclosure of another party's Confidential Information, other than pursuant to a confidentiality agreement, it will give reasonable advance notice to the latter party of such disclosure and, except to the extent inappropriate in the case of patent applications, will use its best efforts to secure confidential treatment of such information prior to its disclosure (whether through protective orders or otherwise).

   17.3.    Confidential Terms.

Except as expressly provided herein, each party agrees not to disclose any terms of this Agreement to any third party without the consent of the other party; provided, disclosures may be made as required by securities or other applicable laws, or on a strict need to know basis to actual or prospective investors, or to a party's accountants, attorneys and other professional advisors.

   17.4.    Right to Injunctive Relief

Because of the unique nature of the Confidential Information, the parties agree that each party may suffer irreparable harm in the event that the other party fails to comply with any of its obligations under this Article 17, and that monetary damages may be inadequate to compensate either party for such breach. Accordingly, the parties agree that either party will, in addition to any other remedies available to it at law or in equity, be entitled to seek injunctive relief to enforce the terms of this Article 17.

18.      TERM, TERMINATION, AND DEFAULT

   18.1.    Term

Unless earlier terminated as provided for in this Section, the term of this Agreement and the licenses granted by each party hereunder shall be seven (7) years from the Effective Date, at which time it will terminate ("Initial Term"), unless extended for an additional two (2) year period by mutual written agreement thirty (30) days prior to the end of the then-current term ("Renewal Term"). (As used herein, "Term" refers to the Initial Term and any successive Renewal Term). Notwithstanding the foregoing, after the seven (7) year Initial Term has expired either party may terminate the Agreement without cause upon sixty (60) days prior written notice to the other party.

   18.2.    Termination For Cause

This Agreement may be terminated by either party for Default as set forth in this Article 18.

   18.3.    Default On Notice

Either party may terminate this Agreement, or at its option suspend performance of its obligations hereunder, after a material breach by the other party upon written notice to the defaulting party (hereinafter the "Default Notice") specifying the Default, unless the other party cures the Default within sixty
(60) days after receipt of the Default Notice.

    18.4.    Immediate Termination for Default

In addition to the Default rights provided in the preceding paragraph, it will constitute a material breach hereunder permitting either party to immediately terminate this Agreement if the other party:

 . Fails to pay any sums due hereunder within 30 days of receipt of the Default
  Notice;
 . Commits an irremediable breach of this Agreement, or persistently repeats the same remediable breach;
 . Files a petition under the United States Bankruptcy Act or any State insolvency law;
 . Has filed against it any petition under the United States Bankruptcy Act or any State insolvency law which is not dismissed within ninety (90) days; or . Makes an assignment for the benefit of creditors.

  18.5. Effect of Termination By Kodak For Default due to Insolvency of Supplier

Supplier agrees to deposit in escrow with a mutually agreed escrow agent a copy of the source code and all annotations thereto for any software licensed by Supplier to Kodak. The escrow agreement shall provide that in the event of termination of this Agreement for any Insolvency event cited below, the escrowed source code shall be delivered to Kodak. Kodak is hereby granted a fully-paid, non-exclusive license, contingent upon such a termination event, to use the source code when delivered to repair, modify and use such software and to create derivative works for distribution in object form solely as provided for in the attached Escrow Agreement.

Insolvency, as used herein, shall mean the voluntary or involuntary proceedings by or against Supplier instituted in bankruptcy under any insolvency law, or appointment of a receiver or custodian for Supplier, or proceedings, if involuntary, shall have not been dismissed within ninety (90) days after the date of filing, or if Supplier makes an assignment for the benefit of creditors, or if substantially all if its assets related to this Agreement are seized or attached and not released within ninety (90) days thereafter, Kodak may immediately terminate this Agreement effective upon notice of such termination.

19.   DISPUTE RESOLUTION PROCEDURE

If in the opinion of either party, the other party has failed to comply with the requirements of this Agreement, or to perform its obligations in a satisfactory manner, then this dispute resolution procedure will be invoked. In order to expedite the prompt resolution of any disputes which may arise hereunder, both parties agree that this dispute resolution procedure will be employed prior to either party availing itself of any legal remedies (except for injunctive relief and the right to terminate this Agreement for Default as provided herein) against the other party.

The aggrieved party will provide the other party with a dispute notice, and the dispute will be referred to the "Initial Level" representatives identified in Attachment A.

In the event a dispute has not been resolved at the Initial Level, or a corrective plan of action has not been mutually agreed upon, within 30 calendar days of the giving of the dispute notice, then either party may escalate the dispute to the "Final Level" representatives identified in Attachment A by means of a written notice of escalation to the other party.

The Final Level representatives agree to use all reasonable efforts to meet within 30 calendar days of such written notice of escalation to resolve the dispute.

If the dispute has not been resolved, or a corrective plan of action has not been agreed upon within 60 days of the meeting, or within 90 days of the date of the notice of escalation to the Final Level, then either party may pursue any remedy otherwise available to it under law or this Agreement.

20.      ADDITIONAL PROVISIONS

      20.1. Negotiations

The parties hereby agree and understand that in the event that Supplier incorporates any Kodak Proprietary Software into the Developed Software, then Supplier will owe no license fees to Kodak for products sold to Kodak; other uses of such incorporation are subject to negotiation in good faith.

      20.2. Independent Contractor

The relationship of Kodak and Supplier established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (i) give either party the power to direct or control the day-to-day activities of the other, (ii) constitute the parties as partners, joint venturers, co-owners or otherwise as participates in a joint or common undertaking, or (iii) allow a party to create or assume any obligation on behalf of the other party for any purpose whatsoever.

      20.3. Additional Supply Rights

For product areas covered during the period of exclusivity (CR/DR Lung Nodules), Kodak will give Supplier the right of first notice to supply Kodak any proposed CAD product during the period of exclusivity between Kodak and Supplier.

      20.4. Additional Developed Software

Kodak and Supplier will work together on product planning to expand into additional profitable CAD applications. Kodak and Supplier agree to have quarterly technical team and management reviews focusing on roadmaps, development progress and status of a strategic alliance.

      20.5. Survival

The provisions of Sections 14.3 through 14.5 (but only to the extent such claims arose from acts or omissions that occurred prior to the expiration or termination of this Agreement); Section 14.7; Section 20.5; Section 20.7;
Section 20.9; Section 20.18; Article 1; Article 11; Article 15; Article 17 and
Article 19 shall survive the expiration or termination of this Agreement for any reason. All other rights and obligations of the parties shall cease upon termination of this Agreement.

      20.6. Publicity

Except as otherwise required by law, neither party shall issue a press release or make any other public disclosure of the terms of this Agreement without the prior approval of such press release or public disclosure. Each party shall submit any such press release or public disclosure to the other party, and the receiving party shall have ten (10) business days to review and approve any such press release or public disclosure, which approval shall not be unreasonably withheld. If the receiving party does not respond in writing within such ten
(10) business day period, the press release or public disclosure shall be retransmitted by the issuing party to the attention of the President of the receiving party. If the receiving party does not respond to such retransmission within five (5) business days the press release or public disclosure shall be deemed approved.

      20.7.  Governing Law

This Agreement will be governed by and construed in accordance with the substantive laws of the State of Delaware as applied to agreements entered into between residents of the State of Delaware.

      20.8.  Amendment

This Agreement may not be amended except by a written amendment executed by authorized representatives of both parties.

      20.9.  Entire Agreement

This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior agreements and understandings, whether written or oral, of the parties with respect to the subject matter of this Agreement.

      20.10. Successors and Assigns

This Agreement will be binding upon, and inure to the benefit of, each of the parties hereto and its respective successors and assigns.

      20.11. Counterparts

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, and will become effective when one or more counterparts have been signed by the parties hereto and delivered to the other parties. Facsimile signatures will be deemed originals for purposes of the execution of this Agreement.

      20.12. Assignment

Neither party may assign this Agreement without the prior written consent of the other party; provided, either party may assign this Agreement without the other party's consent to any party which acquires all or substantially all of that portion of the business assets of such party to which this Agreement pertains whether by merger, reorganization, acquisition, sale or otherwise, or to any parent or subsidiary corporation of such party.

In the event a third party acquires a controlling interest in or otherwise comes under common control with Supplier, or acquires substantially all of the assets of Supplier, Supplier or its acquiring party, as the case may be, may convert Kodak's rights under Agreement to non-exclusive during the remaining Term of this Agreement upon six months prior written notice, provided that assignee agrees to supply software support and latest upgrades to the End Users under terms to be negotiated by such assignee and End Users. Subject to the forgoing, this Agreement shall be binding upon and inure to the benefit of Supplier and its successors and assigns.

Upon a change in control [fifty percent (50%) or greater] of Supplier only, Kodak has the right to terminate this Agreement with the acquiring party within ninety (90) days of such change in control. If so terminated, the parties shall then undertake an accounting to determine if there are any outstanding creditable amounts owed to Kodak by Supplier under this Agreement, and in such event, Supplier shall reimburse Kodak such amounts within thirty (30) days following such accounting.

     20.13.  Notices

All notices required or desired to be given hereunder will be in writing and if not personally delivered, be sent by facsimile (with a copy by ordinary mail) or by registered or certified mail. If sent by facsimile or personally delivered, notices will be deemed to have been given on the day when delivered addressed to the other party at the address shown on the first page of Attachment A. If mailed by registered or certified mail, notices will be deemed to have been given when received or when delivery is refused. Either party may from time to time change the address to which notices to it are to be sent by giving notice of such change to the other party.

     20.14.  Force Majeure

Neither party will be liable for any damages or penalties for delay in delivery when such delay is due to the elements, acts of God, acts of civil or military authority, fires or floods, epidemics, quarantine restrictions, war or riots. If such delay occurs and persists for more than 90 days, Kodak may upon written notice to Supplier, terminate this Agreement subject to payment of any amounts then due.

     20.15.  Remedies

The rights and remedies conferred under this Agreement or by any other instrument or law will be cumulative and may be exercised singularly or concurrently.

     20.16.  Non-Waiver

Failure by either party to enforce any term or condition of this Agreement will not be deemed a waiver of future enforcement of that or any other term or condition.

     20.17.  Severability

If any term, provision, covenant or condition of this Agreement is held invalid or unenforceable for any reason, the remainder of the provisions will continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated.

     20.18.   Section Headings

The captions used herein are for convenience only, and will not be deemed to constitute integral provisions of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.

Eastman Kodak Company                        R2 Technology Inc.

By: /s/ J. Michael McQuade                   By: /s/ Michael S. Klein
    -----------------------------------          -------------------------------

Title: GM WW Operations KHI / VP Kodak       Title: President and Chief Executive Officer
       --------------------------------             -------------------------------------

Date: 10/12/00                               Date: 10/11/00
      ---------------------------------            -----------------------------

                        ATTACHMENT A - STATEMENT OF WORK

THE STATEMENT OF WORK (SOW) FORMAT TO BE USED FOR EACH PROJECT IS BELOW. A SOW DOES NOT BECOME PART OF THE AGREEMENT UNTIL THE SOW IS SIGNED BY KODAK AND R2.

1.  Addresses for Notices / Telephone and Fax Numbers

         Kodak:
         Eastman Kodak Company
         Attention:  OEM Software Sourcing
         901 Elmgrove Road
         Rochester, NY 14653-5127
         Phone:  716-726-9030
         Fax:  716-726-1557

         Supplier:
         R2 Technology, Inc
         325 Distel Circle
         Los Altos, CA 94022
         Phone: 650-254-8988
         Fax: 650-254-8958

2.  Key Personnel

         a. Project Managers. The following persons are designated Project Managers

         Project Manager for Kodak:  _______________________________________

         Project Manager for Supplier  _____________________________________

         b. The following persons are designated the representatives for each party for purposes of dispute resolution as described in the Agreement:

     [Note: The Project Managers should NOT be listed as representatives for dispute resolution, since the dispute resolution provision will only be invoked if the Project Managers are unable to resolve the problem at their level. The Initial Level representative should be someone with overall responsibility for the success of Project, and other similar projects. The Final Level representative should be someone at a senior level who had no active involvement in the Project, but who has responsibility for the financial consequences resulting from the dispute. In Kodak, the Final Representative should normally be the business unit general manager, or a key deputy. In a small development company, the Final Representative would the CEO, or, if that person is already the Initial Level representative, then a member of the board of directors or a major shareholder.]

         For Kodak:
         Initial Level Representative--
         Final Level Representative--

         For Supplier
         Initial Level Representative--
         Final Level Representative--


3.  Scope of Project / Description of Kodak Product

4.  Kodak Supplied Computer System

5.  Functional Specifications

To be further developed at joint R2/EK workshop

    [Note: insert detailed functional specifications here, or attach specifications to Attachment A as an exhibit]

6.  Documentation to be provided by Supplier

  [Note: describe all listings, programmer notes, flow charts, schematics, and all operation, maintenance, and technical information to
      be prepared and delivered by Supplier, and the form in which it is to be delivered (hard copy / electronic, etc.)]


7.  Training to be provided by Supplier

      [Note: insert detailed description of the training to be provided by
       Supplier. Specify subject matter, number of instructors, number of students, length of time, location, and allocation of expenses.]

8.  Milestone Schedule

      [Note: insert detailed list (from Project Manager) of milestones, or attach milestones to Attachment A as an exhibit]

Example:

         Milestone 1
         Description
         Deliverables
         Due Date
         Acceptance Test
         Acceptance Period
         Correction Period

         Milestone 2
         Description
         Deliverables
         Due Date
         Acceptance Test
         Acceptance Period
         Correction Period


9.   Reviews, Test, and Acceptance of Deliverables.

         Upon receipt of all required Deliverables for a Milestone, Kodak will, within the Acceptance Period review and, if applicable, test, the Deliverables. If Kodak accepts the Deliverables, Kodak will indicate its acceptance by written notice to Supplier no later than three business days after the end of the Acceptance Period.

         If in Kodak's reasonable judgment the Deliverables fail to meet the applicable specifications in any material respect, Kodak will prepare a written summary of its objections and deliver it to Supplier within three business days after the end of the Acceptance Period. Supplier will within the Correction Period use reasonable commercial efforts to correct the Deliverables to eliminate the objections noted by Kodak. Supplier will deliver the corrected Deliverables to Kodak no later than one business day after the end of the Correction Period for Kodak's reconsideration for acceptance as provided above. If in Kodak's reasonable judgment the Deliverables remain unsatisfactory in any material respect then, at Kodak's option, Kodak may grant Supplier one or more additional Correction Periods, or Kodak may declare Supplier in Default of the Agreement.

10.  Payments to Supplier and Exclusivity

     A.  Project Payments

         Event          Development Fee

         TOTAL

     B.  Payment for Use

     C.  Exclusivity

The undersigned understand and agree to the terms of this Statement of Work:

Customer:                                   Supplier:
Eastman Kodak Company                       R2 Technology Inc.

__________________________                  __________________________
      (Technical Mgr.)                              (title)

__________________________                  __________________________
        (signature)                                (signature)

__________________________                  __________________________

          (date)                              (date)


_________________________
     (Purchasing Mgr.)

__________________________
       (signature)

__________________________
         (date)

                                 Attachment A-1

                                Statement Of Work
             CAD applied to Eastman Kodak Digital Mammography System
             -------------------------------------------------------

1.   Addresses for Notices / Telephone and Fax Numbers

          Kodak:
          Eastman Kodak Company
          Attention: OEM Software Sourcing
          901 Elmgrove Road
          Rochester, NY 14653-5127
          Phone: 716-726-9030
          Fax: 716-726-1557

          Supplier:
          R2 Technology, Inc
          325 Distel Circle
          Los Altos, CA 94022
          Phone: 650-254-7200
          Fax: 650-254-7201

2.   Key Personnel

          a. Project Managers. The following persons are designated Project
          Managers:

          Project Manager for Kodak: Jim Burns
          Project Manager for Supplier: Sandra Stapleton

          b. The following persons are designated the representatives for each party for purposes of dispute resolution as described in the
          Agreement:

          For Kodak:
          Initial Level Representative -- Ted Taccardi
          Final Level Representative -- Gary Keyes

          For Supplier
          Initial Level Representative -- Ken Miller
          Final Level Representative -- Mike Klein

3.   Scope of Project / Description of Kodak Product

Kodak Product: R2's Digital Mammography CAD product integrated into Kodak's
-------------
Full-Field Digital Mammography system (FFDM)
Scope:
-----
     o    Kodak and R2 will work jointly to develop the above product.
          o R2 will have primary responsibility for the performance of CAD algorithms.
          o Kodak and R2 will be jointly responsible for the seamless integration of the CAD application into the Kodak system.
          o Kodak will have overall responsibility for the other elements of the project.

     o R2 will be responsible for regulatory approvals for the R2 product. This will include regulatory approvals in U.S., Canada, Western Europe and Japan. Other regions of the world will be included upon mutual agreement between R2 and Kodak.
     o Kodak, with support from R2, will have the primary responsibility for obtaining any necessary regulatory approvals pertaining to the display of CAD markers on Kodak's review workstation. R2 agrees to provide Kodak with required support and information such that marketing authorizations can be obtained.
     o R2 will provide support for definition of final product, leveraging R2's knowledge of mammography workflow and CAD.

R2 shall provide the following deliverables to Kodak:
----------------------------------------------------

          1. Base CAD Application: R2's Digital Mammography computer-aided detection (CAD) application software that highlights regions of interest with abnormal microcalcification and abnormal mass features in Kodak full field digital mammography (FFDM) images.
          2. Updates: Improvements to the software (e.g. algorithm performance, throughput performance, etc.) after the initial product release will be available. Kodak will review and approve as needed.
          3. Upgrades: R2 is working on optional features to its base CAD application that, when the appropriate regulatory approvals are obtained for FFDM CAD, will be available as upgrades. These upgrades are expected to include:
               A.   Prominent feature mass marker
               B.   Prominent feature microcalcification marker
          4. R2 will provide the hardware specifications for the system (memory, processors, operating system, network interface, and CAD marker display specifications etc.) to meet the throughput requirements of Kodak. During development phase, R2 will provide computer hardware. During production phase, R2 will provide hardware specifications and Kodak will supply hardware to meet those specifications.
          5. Documentation of the algorithm, network appliance interface and software implementation. See Section 6 below.
          6. Algorithm performance results (sensitivity and specificity) determined prospectively for Kodak imagery. The results shall be provided for a set of images omitted from the training set. The deliverable shall be a sensitivity and specificity measurement.
          7. Verification and validation test cases (image input and CAD software output) to verify algorithm when software is integrated into the Kodak system. These images shall be selected by the supplier from the test set and or training set. On 6 and 7 above, the optimal split between training and testing cases is to be determined during development.


See Exhibit A-3 for System Diagram.
----------------------------------


4.  Kodak Supplied Materials

Tradeshow/Technical Support: For tradeshows, such as RSNA, Kodak will supply to R2: NT workstation, 21" portrait Hi-Res monitor, 15" flat panel monitor, mouse and keypad (all equipment to be returned following tradeshow). Note this is the same equipment to be supplied for the CR/DR CAD display. R2 and Kodak will jointly develop case studies and examples to use for demonstration purposes.

Kodak will also supply to R2 an NT workstation with an appropriate monitor for displaying Kodak's FFDM images at R2.

Images supplied to R2 from Kodak: FFDM cases for development, test, and regulatory approval. It is expected that the number of cases required for the product development milestones are:
          A. Minimal training database: 20 normals, 20 mass, and 20 microcalcification cases
          B. Training database for initial product release: 100 normals, 100 mass, 100 microcalcification cases
          C. Regulatory database: Will be defined based upon FDA submission requirements
          D. Test database: This database will initially be comprised of the regulatory database and will be increased over time.

Image Acquisition Information: Kodak will support R2's efforts to understand Kodak's images in order to optimize R2's CAD application for images acquired from Kodak's FFDM system. For example, such support may include obtaining phantom images from Kodak's mammography systems, and/or providing any relevant acquisition protocol information.

5.   Functional Specifications

       CAD Algorithm Performance: The performance of R2's CAD algorithm on Kodak's FFDM images will be comparable to the performance of R2's film-based algorithm. R2 and Kodak will establish, in partnership, an independent database (images from 4C & 4D above) for testing the performance (sensitivity, specificity) of the base algorithm, and any enhancements/optional features.

       Throughput: Rapid processing time on average less than 1 minute per image.

       Interface to CAD Application: Images will be received by and CAD information transmitted from R2's CAD application via a DICOM interface (note: until the DICOM CAD object is approved by the DICOM working group, the CAD information will be sent via a format mutually agreed to by Kodak and R2).

       Service: Configuration, software upgrades, and diagnostics for R2's CAD application is performed through a web interface.

6.   Documentation to be provided by Supplier
       See Exhibit A-4 below for example documentation from Supplier's Mammo Image Checker product. We anticipate that the set for digital mammography will be at this level, and possibly simpler. Supplier will not supply listings of algorithm. Exhibit A-4 shows just the cover and table of contents of each manual. These documents shall be similar to the existing Image Checker documentation. All documentation, except where noted, may be released to the customer. Documentation to be provided in English in both hardcopy and digital form (e.g. Microsoft Work document).
       Documentation:

          1. User's Manual describing the functionality of the R2 CAD application.
          2. Service Manual describing how to install, configure, and diagnose R2's CAD application.
          3. Documentation global marketing authorization documents needed to support Kodak claims for the R2 CAD application.
          4. Conformance statement describing the DICOM mechanism and format for sending images to the R2 CAD application, and receiving images from the R2 CAD application.
          5. Test cases (image input and CAD software output) to verify R2's CAD application is operating correctly when integrated with Kodak's FFDM system.
          6. Engineering specification for interface between CAD network appliance and workstation. Details of interface to be mutually agreed upon by R2 and Kodak. This documentation shall not be released outside Kodak.


7.   Training to be provided by Supplier

Two types of training will be provided by R2:

     1. Application Training: R2 will provide one training course on R2's CAD application to Kodak. This training course will cover the types of features marked by R2's CAD application, how to interpret R2's CAD markers and any optional features, etc.
     2. Service Training: R2 will provide one training course on installing, configuring, and upgrading R2's CAD application product to Kodak.


8.  Milestone Schedule

          Milestone 1
          Description: Support RSNA Demo
                       -----------------
          Deliverables: R2 to provide CAD marker information for a set of 6 to 8 digitized hardcopy demonstration cases.
          Due Date: 10/26/2000 with one example by 10/6/2000
          Acceptance Test: Receipt of images and CAD results that can be integrated into EK demo workstation.
          Acceptance Period: 1 day
          Correction Period: 2 days

          Milestone 2
          Description: EK to provide phantom images plus limited set of clinical
                       ---------------------------------------------------------
          images from EK digital system to R2
          -----------------------------------
          Deliverables: Phantom images, Flat Field Images (20 - 30 images), plus 5-10 clinical cases (if possible).
          Due Date: Target 1/15/2001
          Acceptance Test: Images Delivered.
          Acceptance Period: 1 week
          Correction Period: 2 weeks

          Milestone 3
          Description: Regulatory strategy definition
                       ------------------------------

          Deliverables: Global submission strategy for the product in the defined markets. Specific language for the multiple marketing authorizations must be agreed upon between R2 and Kodak. Regulatory strategy for CAD claim must be agreed upon, including determination of roles in the collection of clinical data. Due Date: 4/01/2001 Acceptance Test: Strategy plan for obtaining marketing authorizations and definition of clinical trial responsibilities.
          Acceptance Period: 1 week
          Correction Period: 2 weeks

          Milestone 4
          Description: First Prototype of CAD Application product
                       -------------------------------------------
          Deliverables: R2 CAD algorithm modified for EK and initial performance results predicted.
          Due Date: Target 8/15/2001
          Dependency: Initial set of clinical cases collected by R2 two months previously.
          Acceptance Test: Verification and validation of image test set and compare against expected results.
          Acceptance Period: 1 week
          Correction Period: 2 weeks

          Milestone 5
          Description: Clinical evaluation of CAD product integrated into EK
                       -----------------------------------------------------
          system
          ------
          Deliverables: 3 clinical trial sites implemented (joint deliverable EK/R2) (Build into reader study for FFDM)
          Due Date: 12/15/2001
          Dependency: Complete training database available to R2 by Sept. 15, 2001.
          Acceptance Test: Sites have integrated FFDM / CAD / workstation system Acceptance Period: 1 week
          Correction Period: 1 month

          Milestone 6
          Description: R2 Releases Product (R2 CAD applied to EK system)
                       -------------------------------------------------
          Deliverables: Clinical evaluation complete. Product released by R2 to EK. Product for investigational use only in U.S. and for release outside of U.S. consistent with local regulations. Verification and validation test reports demonstrating that the CAD application performs as required.
          Due Date: Target 3/31/2002.
          Acceptance Test: Released Y/N
          Acceptance Period: Immediate
          Correction Period: 1 month

          Milestone 7
          Description: R2 and Kodak File for their respective FDA approvals
                       ----------------------------------------------------
          Deliverables: R2 submits FDA package for CAD application. Kodak submits FDA package for any changes to the workstation if needed. Due Date: The date that EK received FDA approval for FFDM system Acceptance Test: Filed y/n
          Acceptance Period: immediate
          Correction Period: TBD

          Milestone 8
          Description: FDA approval
                       ------------
          Deliverables: Formal notice from FDA
          Due Date: TBD -- expected 3-6 months after filing

          Acceptance Test: Approval Y/N
          Acceptance Period: immediate
          Correction Period: 3-6 months

          Milestone 9
          Description: EK Launches CAD as Feature on Digital Mammography System
                       --------------------------------------------------------
          Deliverables: Passage of Gate 3
          Due Date: Upon receiving FDA approval
          Acceptance Test: gate passage
          Acceptance Period: immediate
          Correction Period: 3-6 months

9.   Reviews, Test, and Acceptance of Deliverables.
          Upon receipt of all required Deliverables for a Milestone, Kodak will, within the Acceptance Period review and, if applicable, test, the Deliverables. If Kodak accepts the Deliverables, Kodak will indicate its acceptance by written notice to Supplier no later than three business days after the end of the Acceptance Period.

          If in Kodak's reasonable judgment the Deliverables fail to meet the applicable specifications in any material respect, Kodak will prepare a written summary of its objections and deliver it to Supplier within three business days after the end of the Acceptance Period. Supplier will within the Correction Period use reasonable commercial efforts to correct the Deliverables to eliminate the objections noted by Kodak. Supplier will deliver the corrected Deliverables to Kodak no later than one business day after the end of the Correction Period for Kodak's reconsideration for acceptance as provided above. If in Kodak's reasonable judgment the Deliverables remain unsatisfactory in any material respect then, at Kodak's option, Kodak may grant Supplier one or more additional Correction Periods.

10.  Project Payments and Exclusivity

A.   Payments
          Event              Development Fee

          TOTAL              ***

B.   Payment for Use
     The prices for R2's CAD application product are TBD and will be set based on market conditions, and pricing for similar R2 product configurations, service, and support (as described in section 4.2 in the main agreement). Kodak shall have the opportunity to earn the best prices, which will be dependent on the volume of licenses purchased over a mutually agreeable time period. A falling price schedule, based on volume will apply.

     An example of R2's fee structure for its CAD application product (based on the ImageChecker) is as follows:
    --------------------------------------   -----------------------------------
     Product/Feature                         Pricing Model
    --------------------------------------   -----------------------------------
     R2's Base CAD application software      License fee. One "unit" refers to
                                             the license required to process
                                             to process images acquired on one
                                             Kodak FFDM acquisition system.
                                             1-year warranty included.

    --------------------------------------   -----------------------------------
     CAD Application Updates                 Yearly software contract fee
    --------------------------------------   -----------------------------------
     CAD Application Upgrades                Additional license fee
    --------------------------------------   -----------------------------------
     Service                                 TBD, depending on whether R2 or
                                             Kodak provides the hardware, and
                                             whether R2 or Kodak is responsible
    ----------------------------------------------------------------------------

------------
*** Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

    --------------------------------- ------------------------------------------
                                        for servicing the product.
    --------------------------------- ------------------------------------------
     Training                           TBD.
    --------------------------------- ------------------------------------------

     Any custom development effort required of R2 to integrate the Digital CAD application into Kodak's FFDM system will be charged at a price TBD.

The above pricing model reflects R2's current "per unit" license mechanism. An alternate, "per click" or volume based license mechanism could be implemented to reduce the complexity of the licensing mechanism, and to allow for pricing based on volume of cases processed.

Licensing
R2's CAD application product is currently licensed on a "per unit" basis where one unit corresponds to the to the license required to process images acquired on one Kodak FFDM acquisition system. With this mechanism, the R2 CAD application can accept images acquired on more than one FFDM system; however, a license is required for each FFDM machine sending images to the CAD application. To support this model for licensing, Kodak must include, in the DICOM image header, a unique identifier for the FFDM machine, and for each "unit" ordered by Kodak, R2 would provide a license key to Kodak that would enable one FFDM machine to connect to one R2 CAD application.

C.   Exclusivity
     Kodak will be free to market and sell this product worldwide on a non-exclusive basis. Also, on a non-exclusive basis, Kodak will have equal access to all upgrades associated with this basic CAD application.

The undersigned understand and agree to the terms of this agreement:

Customer:                               Supplier:
Eastman Kodak Company                   R2 Technology

         /s/ James E. Burns                  Business Manager, Mammography
-----------------------------------     ----------------------------------------
         (Technical Mgr.)                               (title)

             Jim Burns                            /s/ Sandra Stapletin
-----------------------------------     ----------------------------------------
            (signature)                               (signature)

          October 13, 2000                          October 26, 2001
-----------------------------------     ----------------------------------------
               (date)                                    (date)

         /s/ John Metzger
----------------------------------
         (Purchasing Mgr.)

           John Metzger
----------------------------------
            (signature)

          October 12, 2000
-----------------------------------
               (date)

                                   Exhibit A-1

                                Change Order Form


     Date

     Change Control Form No.

     Description of change:

     Reason for change:

     Man Hours:

     Impact on Schedule:

     Affect on Cost:

     Accepted

     for Supplier __________date ____   for KODAK _______________date_____

                                   Exhibit A-2

                            Problem Assessment Levels


     CRITICAL. The end-user experiences real or perceived data loss or corruption or an essential part of the system is unusable. Unusable means that end-users cannot use an essential part of the system because of its design or a defect. Essential parts of the system are those that end-users need to use the system effectively. Supplier will immediately apply continuous efforts to provide Kodak with a correction as soon as possible.

     SEVERE. The end-users effectiveness is severely compromised for an essential part of the system although all essential parts of the system can be used. This can be measured by comparison to end-users expectations, previous products, previous releases of the same product or quality objectives established for the product or system. Effectiveness refers to the end-user's productivity and satisfaction with the work process provided by the system. Satisfaction with the work process includes concerns such as unpleasant or frustrating processes that affect the system's fitness for use. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within 72 hours.

     MEDIUM. The end-users effectiveness is compromised, though not severely. All essential parts of the system can be used. This classification is appropriate for all parts of the system, essential or otherwise. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within thirty (30) calendar days.

     LOW. The end-user can circumvent the problem and use the system with only slight inconvenience. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within sixty (60) calendar days, or at the next scheduled maintenance release, as agreed by the Project Managers.

                                  Exhibit A-3

R2's Digital Mammography CAD application is intended to operate on a standalone PC, connected to the network:





                                                              Kodak's
      Kodak's FDDM                                          Review/PACS
   Acquisition System              DICOM MG                 Workstation
 [GRAPHIC REMOVED HERE]     [GRAPHIC REMOVED HERE]     [GRAPHIC REMOVED HERE]


                                    R2 CAD
                              Application Product
                            [GRAPHIC REMOVED HERE]


        DICOM MG                                            CAD Results
 [GRAPHIC REMOVED HERE]                                [GRAPHIC REMOVED HERE]

                                  Exhibit A-4

                      Example Documents from ImageChecker

               (Same as provided in Attachment A-2, Exhibit A-4)

                                 Attachment A-2

                               Statement Of Work
         CAD applied to Eastman Kodak Digital Capture (CR & DR) Systems
         --------------------------------------------------------------
                             (Lung Nodule Detection)


1.  Addresses for Notices / Telephone and Fax Numbers

       Kodak:
       Eastman Kodak Company
       Attention: OEM Software Sourcing
       901 Elmgrove Road
       Rochester, NY 14653-5127
       Phone: 716-726-9030
       Fax: 716-726-1557

       Supplier:
       R2 Technology, Inc
       325 Distel Circle
       Los Altos, CA 94022
       Phone: 650-254-7200
       Fax: 650-254-7201

2.  Key Personnel

       a. Project Managers.  The following persons are designated Project
       Managers

       Project Manager for Kodak: Jim Burns
       Project Manager for Supplier: Jimmy Roehrig

       b. The following persons are designated the representatives for each party for purposes of dispute resolution as described in the Agreement:

       For Kodak:
       Initial Level Representative -- Ted Taccardi
       Final Level Representative -- Gary Keyes

       For Supplier
       Initial Level Representative -- Ken Miller
       Final Level Representative -- Mike Klein

3.  Scope of Project / Description of Kodak Product
Kodak Product: R2 CAD algorithms integrated into Kodak's CR and DR Digital
--------------
Capture Systems

Scope:
------
     o    Kodak and R2 will work jointly to develop the above product
           o R2 will have primary responsibility for the performance of CAD algorithms.
           o Kodak and R2 will be jointly responsible for the seamless integration of the CAD application into the Kodak system.
           o Kodak will have overall responsibility for the other elements of the project.
     o R2 will be responsible for regulatory approvals for the R2 product. This will include regulatory approvals in U.S., Canada, Western Europe and Japan. Other regions of the world will be included upon mutual agreement between R2 and Kodak.
     o Kodak, with support from R2, will have the primary responsibility for obtaining any necessary regulatory approvals pertaining to the display of CAD markers on Kodak's review workstation. R2 agrees to provide Kodak with required support and information such that marketing authorizations can be obtained.
     o R2 will provide support for definition of final product, leveraging R2's knowledge of CAD and workflow, e.g., hanging protocols, diagnostic workstation functionality, style of CAD markers, etc.

R2 shall provide the following deliverables to Kodak:
-----------------------------------------------------

     1. A lung cancer computer aided detection (CAD) algorithm that automatically detects abnormal lung nodules in Kodak CR & DR images. The CAD algorithm shall run on a network appliance type device. The interface between the network appliance and the diagnostic workstation shall be determined between the two design teams. This interface definition shall include the method for tuning algorithm sensitivity and specificity.
     2. Documentation of the algorithm, network appliance interface and software implementation.
          See Section 6 below.
     3. Specification of recommended hardware platform, including processor, memory, disk space, network interface, operating system, etc., to meet the throughput requirements of Kodak. (The supplier shall provide this specification; Kodak shall use this specification to provide the hardware for product systems. The supplier shall provide hardware platforms for all development and clinical trial systems.)
     4. Algorithm performance characterization data (sensitivity and specificity) determined prospectively for Kodak CR & DR imagery. This characterization shall be performed on a set of images omitted from the training set. The deliverable shall be in the form of an ROC curve for the test set and an ROC curve for the training set.
     5. Verification and validation test cases (image input and CAD software output) to verify algorithm when software is integrated into the Kodak system. These images shall be selected by the supplier from the test set and or training set.
          On 4 and 5 above, the optimal split between training and testing cases is to be determined during development.
     6. Support for algorithm performance validation, software implementation verification, final product definition / system integration. This support shall include recommendations for methods of comparing the incremental benefit of CAD using CR and DR imagery.

See Exhibit A-3 for System Diagram.
----------------------------------

4.  Kodak Supplied Materials

Hardware/software supplied to R2 from Kodak: For RSNA-2000 Demo (to be returned after Demo): NT workstation, 21" portrait Hi-Res monitor, 15" flat panel monitor, mouse and keypad (This is the same equipment to be used for Digital Mammography as well)

Images supplied to R2 from Kodak:
       CR
       Training Set:  Kodak CR images of known normal cases, minimum of 100 expected.
                      Kodak CR images with known Non-Calcified Nodules (NCN)
                        with locations, minimum of 100 expected.
       Test Set:      Kodak CR images of known normal cases, minimum of 100
                        expected.
                      Kodak CR images with known NCN with locations, minimum of 100 expected.

       DR
       Training Set:  Kodak DR images of known normal cases, minimum of 50 expected.
                      Kodak DR images with known NCN with locations, minimum of
                        50 expected.
       Test Set:      Kodak DR images of known normal cases, minimum of 50
                        expected.
                      Kodak DR images with known NCN with locations, minimum of
                        50 expected.


5.  Functional Specifications

-----------------------------------------------------
a)       Overall sensitivity = * * *%
b)       False marks/image * * *
c)       Specificity * * *%
-----------------------------------------------------
-----------------------------------------------------
Processing time can be ~ 1 minute per image
-----------------------------------------------------
-----------------------------------------------------
CAD Markers displayed could be at * * * thresholds, but this may have regulatory implications

-----------------------------------------------------

ALGORITHM ACCEPTANCE: Kodak shall "sequester" a set of test images in order to independently verify the sensitivity and specificity performance of the software version of the algorithm on a separate set of independent test images.

6.  Documentation to be provided by Supplier

See Exhibit A-4 below for example documentation from Supplier's Mammo Image Checker product. We anticipate that the set for digital chest will be at this level, and possibly simpler. Supplier will not supply listings of algorithm. Exhibit A-4 shows just the cover and table of contents of each manual. These documents shall be similar to the existing Image Checker documentation. All documentation, except where noted, may be released to the customer. Documentation to be provided in English in both hardcopy and digital form (e.g. Microsoft Word document). Shown are the following:


-------------------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         1. A Release Note, which is occasionally created when there is some change that doesn't require a complete new set of documentation.
         2. The Algorithm Description, which is very high level and intended to educate the doctor on what is being marked, and potential shortcomings.
         3.   The System Installation Manual.
         4.   System Service Manual.
         5.   Processor User Manual.
         6. Engineering specification for interface between CAD network appliance and workstation. Details of interface to be mutually agreed upon by R2 and Kodak. This documentation shall not be released outside Kodak.

7.  Training to be provided by Supplier
Two types of training will be provided by R2:

    1. Application Training: R2 will provide training on R2's CAD application. This training course will cover the types of features marked by R2's CAD application, how to interpret R2's CAD markers and any optional features, etc.
    2. Service Training: R2 will provide training on installing, configuring, and upgrading R2's CAD application product.

8.  Milestone Schedule

         Milestone 1
         Description: Support RSNA Demo
                      -----------------
         Deliverables: R2 to provide * * * example Film Digitized images with CAD results. Images shall be in raw format with specification of width, height and bit depth CAD results shall be an ASCII file.
         Due Date: * * * with one example image with CAD results in the format to be provided for RSNA by * * *.
         Acceptance Test: Receipt of images and CAD results that can be integrated into EK demo workstation.
         Acceptance Period:  1 day
         Correction Period:  2 days

         Milestone 2
         Description: Final system assembly and test
                      ------------------------------
         Deliverables: CAD network appliance for communication test which receive images from a Kodak system and transmit results to a Kodak system.
         Due Date: * * *
         Acceptance Test: Transmit images successfully; transmit results successfully between network appliance and Kodak system.
         Acceptance Period:  1 week
         Correction Period:  2 weeks

-------------------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         Milestone 3
         Description: Regulatory strategy definition
                      ------------------------------
         Deliverables: Global submission strategy for the product in the defined markets. Specific language for the multiple marketing authorizations must be agreed upon between R2 and Kodak. Regulatory strategy for CAD claim (510K for Image Processing tool or PMA for CAD claim) must be agreed upon, including determination of roles in the collection of clinical data.
         Due Date: * * *
         Acceptance Test: Strategy plan for obtaining marketing authorizations (510K or PMA) and definition of clinical trial responsibilities. Acceptance Period: 1 week
         Correction Period:  2 weeks


         Milestone 4
         Description: CAD system prototype available for pre-clinical trial
                      -----------------------------------------------------
         Deliverables: CAD network appliance which will accept images from Kodak system and provide results to a Kodak system. This system will be placed in a clinical environment for testing purposes prior to the clinical trial. R2 shall provide the hardware and software. (This will allow the start of acquiring data to be published.)
         Due Date: * * *
         Acceptance Test: Verification and validation of image test set and compare against expected results, and demonstrate performance adequate for initial pre-clinical testing.
         Acceptance Period:  1 week
         Correction Period:  2 weeks (TBD)

         Milestone 5
         Description: FDA clinical unit
                      -----------------
         Deliverables: CAD network appliance which will accept images from Kodak system and provide results to a Kodak system. This system will be placed in a clinical environment for FDA clinical trials. (This assumes 510K route.) R2 shall provide the hardware and software.
         Due Date:  * * *
         Acceptance Test: Verification and validation of image test set and compare against expected results. Verification and validation test reports demonstrating that the CAD application performs as required.

         Acceptance Period:  1 week
         Correction Period:  2 weeks (TBD)

         Milestone 6
         Description: Conduct clinical study (data collection, analysis, report)
                      ----------------------------------------------------------
         Deliverables: FDA submittal for 510K
         Due Date:  * * *
         Acceptance Test:  FDA submission
         Acceptance Period:  Immediate
         Correction Period:  2 weeks (TBD)


-------------------------------------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

         Milestone 7
         Description: Product availability
                      --------------------
         Deliverables: FDA approval and product available
         Due Date:  ***
         Acceptance Test:  FDA approval letter
         Acceptance Period:  Immediate
         Correction Period:  N/A

9.   Reviews, Test, and Acceptance of Deliverables.
         Upon receipt of all required Deliverables for a Milestone, Kodak will, within the Acceptance Period review and, if applicable, test, the Deliverables. If Kodak accepts the Deliverables, Kodak will indicate its acceptance by written notice to Supplier no later than three business days after the end of the Acceptance Period.

         If in Kodak's reasonable judgment the Deliverables fail to meet the applicable specifications in any material respect, Kodak will prepare a written summary of its objections and deliver it to Supplier within three business days after the end of the Acceptance Period. Supplier will within the Correction Period use reasonable commercial efforts to correct the Deliverables to eliminate the objections noted by Kodak. Supplier will deliver the corrected Deliverables to Kodak no later than one business day after the end of the Correction Period for Kodak's reconsideration for acceptance as provided above. If in Kodak's reasonable judgment the Deliverables remain unsatisfactory in any material respect then, at Kodak's option, Kodak may grant Supplier one or more additional Correction Periods, or Kodak may declare Supplier in Default of the Agreement.

10.  Project Payments and Exclusivity
     A.  Payments
         Timing            Event            Development Fee
         ------            -----            ---------------
         * * *             Milestone 1               $400K
         * * *             Milestone 2               $400K
         * * *             Milestone 3               $400K
         * * *             Milestone 4               $400K
         * * *             Milestone 5               $400K
         * * *             Milestone 6               $400K
         * * *             Milestone 7               $400K

         TOTAL                                 ______$2.8M____

         Note: Payments to be made at the end of the quarter, upon satisfaction of defined milestone. Exception is the 4th quarter, 2000 payment, which will occur upon approval of overall agreement and completion of milestone 1.

o    Payment for Use
The licensing fee for this application will be established to allow Kodak to earn a * * *% gross margin. Also, Kodak will receive a credit of * * *% of the agreed to license fee until the aggregate


--------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

total of credits equals the total Development Fees paid by Kodak (section 4.2, in the Main Agreement, further describes the payment and credit terms).

Definition of Terms:
-------------------
o "Fair Market License" = the fee the End Customer pays for this application and upgrades (jointly determined by R2 and Kodak)
o "Kodak License Fee to R2" = fee Kodak pays R2 for application license, prior to applying credits, used in calculation to ensure Kodak a * * *% gross margin
o "Cost of Goods" = (Kodak License Fee to R2) + (Kodak's Install & Warranty costs) + (Unique Required Hardware costs)
o "Unique Required Hardware" = Kodak's costs to integrate the CAD application software into the Kodak system. This includes any hardware solely required for the CAD application.
o    "Gross Margin" = (Fair Market License) - (Cost of Goods)

Approach to Calculate "Kodak License Fee to R2":
------------------------------------------------
     o    Set gross margin as a percent of revenue to * * *%
     o    Gross Margin = * * *% x (Fair Market License)
     o    Cost of Goods = (Fair Market License) - * * * x (Fair Market License)
     o    Kodak License Fee to R2 = (Cost of Goods) - (Kodak's I & W) -
            (Unique Required Hardware)

Example (for clarification):
----------------------------
Assume: Fair Market License = $* * *, Install & Warranty = $* * *, Unique Hardware = $* * * Cost of Goods = $* * * - * * *($* * *) = $* * *
Kodak License Fee to R2 = $* * * - $* * * - $* * * = $* * *

When the * * *% credit is applied, Kodak would pay $* * * for the Kodak License Fee to R2 until the development fees were paid back.

In the event Kodak's gross margin is less than * * *%, the license fee shall be adjusted so that Kodak bears * * * and R2 * * * of the difference between actual gross margin and the ideal * * *%. Product upgrades will follow the same approach as described above (note: bug fixes provided at no additional cost).

o    Exclusivity
     Kodak shall have the worldwide exclusive right to market and sell this product until 18 months after the date that the FDA has approved it for commercial sale and internal EK commercialization processes are complete. Thereafter, Kodak will be free to market and sell this product worldwide on a non-exclusive basis.


The undersigned understand and agree to the terms of this agreement:


--------
* * * Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Customer:                                         Supplier:
Eastman Kodak Company

       /s/ Jim Burns                                    /s/ Jimmy Roehrig
------------------------------                    ------------------------------
        (signature)                                        (signature)

       James E. Burns                                     Jimmy Roehrig
------------------------------                    ------------------------------
      (Technical Mgr.)                                (Chief Science Officer)

      October 13, 2000                                   October 26, 2000
------------------------------                    ------------------------------
           (date)                                             (date)




     /s/ John S. Metzger
------------------------------
        (signature)

       John S. Metzger
------------------------------
      (Purchasing Mgr.)

      October 12, 2000
------------------------------
          (date)

                                   Exhibit A-1

                                Change Order Form

      [Note: Insert copy of change order form to be used for this project]

         Date

         Change Control Form No.

         Description of change:

         Reason for change:

         Man Hours:

         Impact on Schedule:

         Affect on Cost:

         Accepted

         for Supplier   __________date  ____for KODAK  _______________date_____

                                   Exhibit A-2

                            Problem Assessment Levels

         Critical: The end-user experiences real or perceived data loss or
         --------
         corruption or an essential part of the system is unusable for the end-user. Unusable means that end-users cannot use an essential part of the system because of its design or a defect. Essential parts of the system are those that end-users need to use the system effectively. Supplier will immediately apply continuous efforts to provide Kodak with a correction as soon as possible.

         Severe: The end-users effectiveness is severely compromised for an
         ------
         essential part of the system although all essential parts of the system can be used. This can be measured by comparison to end-users expectations, previous products, previous releases of the same product or quality objectives established for the product or system. Effectiveness refers to the end-user's productivity and satisfaction with the work process provided by the system. Satisfaction with the work process includes concerns such as unpleasant or frustrating processes that affect the system's fitness for use. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within 72 hours.

         Medium: The end-users effectiveness is compromised, though not
         ------
         severely. All essential parts of the system can be used. This classification is appropriate for all parts of the system, essential or otherwise. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within thirty (30) calendar days.

         Low: The end-user can circumvent the problem and use the system with
         ---
         only slight inconvenience. Supplier will use all reasonable efforts to provide Kodak with a correction to the problem within sixty (60) calendar days, or at the next scheduled maintenance release, as agreed by the Project Managers.

                                   Exhibit A-3

                                 System Diagram

                             [GRAPHIC APPEARS HERE]

                                   Exhibit A-4

                       Example Documents from ImageChecker

                                  RELEASE NOTES

                                       For

                           The ImageChecker(R) System

                             M1000-SL Processor Unit

                              Software Version 2.2

                          [LOGO OF R2 TECHNOLOGY, INC.]






R2 Technology, Inc.                                         P/N 381-80-009 Rev A
325 Distel Circle                                                      June 2000
Los Altos, CA 94022, USA

1.   INTRODUCTION

               This document describes new features and changes to the ImageChecker M1000-SL Processor Unit (formerly known as the Lumisys Processor Unit) to reflect changes for Software V 2.2.

2.   CHANGES FOR THE LUMISYS PROCESSOR UNIT


     2.1. ALGORITHMS

          The ImageChecker algorithm has maintained its high sensitivity for malignant Microcalcification clusters (98%). There is a substantial improvement between release V2.0 and V2.2 for Masses, with the system now marking 86% of all malignant Masses giving an overall sensitivity of 90%.

          The V2.2 release provides a minor reduction in marks per case for microcalcification and mass cancer cases (5%) but a substantial reduction in marks per case for Normals (20%). Given the overwhelming preponderance of normal cases in standard screening cases, the 20% reduction in marks per case seen would also translate into an approximately 20% reduction in marks overall with an improvement in sensitivity for marking true cancers.

     2.2. NEW TITLE FOR LUMISYS PROCESSOR UNIT

          To accommodate expansion of the R2 ImageChecker M1000 product line, the Processor Unit (i.e., Lumisys) has been re-named the M1000-SL (for Single Case Load) Processor Unit. As such, the accompanying user manual is now titled the "M1000-SL Processor Unit User Manual."

     2.3. UPDATED GRAPHIC USER INTERFACE (GUI)

          The Main Screen on the Touch-Sensitive Screen (i.e., the GUI) has been updated with a new look; see Appendix I. Also, the selected Film Selection Buttons now turn green once they are activated (they did not change color before). An important addition to the Main Screen is the ALERT Button (see below). Several other Screens have been slightly modified.

     2.4. NEW ALERT BUTTON AND SYSTEM ALERT MESSAGES

          A new ALERT Button appears on the Main Screen of the Touch-Sensitive Screen (GUI); see Appendix II. If the System needs attention, this ALERT Button activates and changes color. Press the ALERT Button to see a System Alert Message that includes instructions on what you need to do. See Appendix III to learn about System Alert Messages.

     2.5. REVISION TO SHUTDOWN PROCEDURE

          Previously, the System showed it had completed shutdown with the wording "done" on the Touch-Sensitive Screen (GUI). Now you will see the wording "Power down". Do not turn power off until you see this new wording. (This change is reflected in the User Manual.)

     2.6. CHANGES TO DOCUMENTATION OR ADDED DOCUMENTATION

          In addition to the previously noted changes, here are some other revisions to text in the User Manual.

          2.6.1. REVISED WARNINGS: Radiological Interpretation

          The text for two Warnings (for Radiological Interpretation) has been revised:

Revised Warning #1

          NEW Text: The device marks calcification features with triangles and
          --------
          mass features with asterisks. These features may not represent cancer, and the user must still use her or his interpretative skills on items marked by the device.

          Old Text: The device marks many things which do not represent cancer,
          --------
          and the user must still use her or his interpretative skills on items marked by the device.

Revised Warning #2

          NEW Text: The device is more sensitive for the detection of
          --------
          microcalcifications (98%) than masses (86%), that is, it will miss about 2% of microcalcifications and 14% of masses.

          OLD Text: The device is more sensitive for the detection of
          --------
          microcalcifications (97.8%) than masses (79.3%), that is, it will miss about 2% of microcalcifications and 20% of masses.

          2.6.2. REVISED TEXT: Brief Device Description

          A bulleted line of text for the Brief Device Description has been revised:

          NEW Text:
          --------

          o Dense regions and dense regions with radiating lines (i.e., regions suggestive of masses or architectural distortions).

          OLD Text:
          --------

          o Dense regions with radiating lines (i.e., regions suggestive of masses or architectural distortions).

          2.6.3. NEW APPENDIX

          A new Appendix (IV) has been added to the M1000-SL User Manual that lists all the current manuals available for the ImageChecker M1000 System; the appendices have been re-numbered to accommodate this change.

APPENDIX I:  Updated Main Screen on the Touch-Sensitive Screen

Shown below is the updated Main Screen for the M1000-SL Processor Unit. The Main Screen remains basically the same except for these changes:

o    There is a new ALERT Button (see Appendix II for more information).

o The LAT Film Selection Buttons (and slots for accompanying Mini Pix) have been deleted. You can run the LAT films in the MLO slots.

o Film Selection Buttons that are selected and activated look "pushed in" and have green lettering on them. De-selected Film Selection Buttons look "raised" and have black lettering on them.

o    The STOP and START Buttons have been slightly re-designed.

--------------------------------------------------------------------------------



                             [GRAPHIC APPEARS HERE]



--------------------------------------------------------------------------------

Figure 1:  Updated Main Screen with new ALERT Button.

                       This page intentionally left blank.

APPENDIX II:  The ALERT Button

If the ImageChecker System itself needs attention, the ALERT Button (Figure 2) on the Main Screen activates and turns yellow; refer to table below. Press the ALERT Button to see a black pop-up message with a specific System Alert Message (see example in Appendix III). When you see a System Alert Message, follow the simple instructions that appear on the pop-up message, take the necessary action and/or call your R2 service representative (if instructed to do so). To clear the System Alert Message, press the "OK" button on it. Most System Alerts can be resolved by you, the user. See Appendix III for a list of System Alert Messages.

--------------------------------------------------------------------------------



                             [GRAPHIC APPEARS HERE]



--------------------------------------------------------------------------------


Figure 2: The ALERT Button

--------------------------------------------------------------------------------
         When ALERT Button                     What It MeansWhat to do
          looks like this
--------------------------------------------------------------------------------

       [GRAPHIC APPEARS HERE]         No Alert

                                      There are no errors and the ALERT Button
       Button looks "faded"           is inactive. You do not need to do
                                      anything.

--------------------------------------------------------------------------------

       [GRAPHIC APPEARS HERE]         System Alert

                                      ALERT Button activates and the entire
      Entire Button is yellow.

                                      Press the ALERT Button to see a System
                                      Alert Message on the Main Screen. To
                                      resolve the System Alert, take the
                                      required action instructed in the System
                                      Alert Message and/or call your R2 service representative (if instructed to do so). To clear the System Alert Message, press the "OK" button on it.

--------------------------------------------------------------------------------

                       This page intentionally left blank.

APPENDIX III: System Alert Messages

--------------------------------------------------------------------------------




                             [GRAPHIC APPEARS HERE]




--------------------------------------------------------------------------------

Figure 3:  An example of a System Alert Message on the Main Screen.

Refer to table below for a list of System Alert Messages, what they mean, and how to resolve them. After following instructions on the System Alert Message, press the "OK" button to clear the message.


--------------------------------------------------------------------------------
     System Alert Message                  What it meansWhat to do
--------------------------------------------------------------------------------

"Diagnostic tests failed"             Internal self-test has failed.

                                      Call your R2 service representative.

--------------------------------------------------------------------------------

"Preventive maintenance is            Maintenance is required.
required"
                                      Call your R2 service representative.

--------------------------------------------------------------------------------

"Restart system (to run self-test)"   System needs to be power cycled every week
to run the self-test.

                                      Power cycle the system on a weekly basis
                                      (see page 55 in User Manual).

--------------------------------------------------------------------------------

"Run test films (to test system       Test Films need to be run every week.
performance)"

                                      Run Test Films on a weekly basis (see page
                                      49 in User Manual).

--------------------------------------------------------------------------------

"Re-run test films (to verify system  Test Films failed.
performance)"
                                      Test Films have failed and need to be
                                      re-run (see page 49 in User Manual). If, after several attempts, the films still fail, call your R2 service representative.

--------------------------------------------------------------------------------

                       This page intentionally left blank.

                        The ImageChecker(R) M1000 System


                                    ALGORITHM
                                   DESCRIPTION

                              [GRAPHIC APPEARS HERE]

                           [LOGO OF R2 TECHNOLOGY, INC.]






R2 Technology, Inc.                                         P/N 390-00-093 Rev F
325 Distel Circle                                                      June 2000
Los Altos, CA 94022   USA

For Clinical Understanding Only

This document is intended to provide you with an understanding of the ImageChecker's search algorithms. It assumes that you already have a working knowledge of the ImageChecker M1000 System and its components. Refer to the RADX(TM) 614A-Display Unit User Manual or the Mammolux(TM) 680-Display Unit User Manual for operational instructions (for reference purposes, step-by-step instructions for reading cases are included in the back of this manual).

Technical Support
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

If you need assistance, contact your R2 service representative or call R2 Technical Support at:

     Within the US:       1 (888) 472 7877
     Elsewhere:           1 (650) 254 8988

--------------------------------------------------------------------------------

For assistance in Europe, contact:

     R2 Technology, Inc.
     Hervensebaan 15
     5232 JL 's-Hertogenbosch
     The Netherlands
     Tel:   +31 (0) 73 6 443 882
     Fax:   +31 (0) 73 6 443 769

--------------------------------------------------------------------------------

For assistance in Japan, contact:

     Sales Dept.
     Meditec Corporation
     3-14, Kudan-Minami 2-Chome
     Chiyoda-ku, Tokyo 102-0074
     Japan
     Tel:   +81-3-5275-7257
     Fax:   +81-3-5275-7263

--------------------------------------------------------------------------------


Copyright(C)2000 R2 Technology, Inc. All rights reserved.

This document cannot be reproduced in part or whole without the expressed written consent of R2 Technology. R2 Technology reserves the right to revise this manual and to make changes in the content.

ImageChecker is a registered trademark of R2 Technology, Inc. Other trademarks are property of their respective owners, and are hereby acknowledged.

Contents
--------------------------------------------------------------------------------

Exhibit A-4 ........................................................        2
    APPENDIX II: The ALERT button ..................................        7
    APPENDIX III: System Alert Messages ............................        9
Exhibit A-5 ........................................................       27
Training Procedure in Mammo: .......................................       27

APPLICATIONS PROTOCOL ..............................................       28

Day One ............................................................       30
Day Two ............................................................       30
Document Purpose ...................................................       32

                        The ImageChecker(R) M1000 System


                               INSTALLATION MANUAL



                             [GRAPHIC APPEARS HERE]


                          [LOGO OF R2 TECHNOLOGY, INC.]










R2 Technology, Inc.                                           P/N 390-00-198 VD1
325 Distel Circle                                                      July 2000
Los Altos, CA 94022  USA

Technical Support

[!]    Warning: Customers should not attempt to repair the ImageChecker System.
       -------
       Only R2-trained and authorized Service personnel are qualified to install or repair the system.


[!]    Important: All persons servicing the ImageChecker System must have
       ---------
       completed an R2 training course.


--------------------------------------------------------------------------------
If you need further assistance, call R2 Technical Support, at:
       Within the US:     1 (888) 472 7877
       Elsewhere:        +1 (650) 254-8992
       Service Fax:       1 (650) 526-1599
In Europe, contact:
       R2 Technology, Inc.,
       Hervensebaan 15, 5232  JL 's-Hertogenbosch,
       The Netherlands
       Tel:                   + 31 (0) 73 6 443 882
       Fax:                   + 31 (0) 73 6 443 769
--------------------------------------------------------------------------------

Copyright(C)2000 R2 Technology, Inc. All rights reserved.

This document cannot be reproduced in part or whole without the expressed written consent of R2 Technology. R2 Technology reserves the right to revise this manual and to make changes in the content.

ImageChecker is a registered trademark of R2 Technology, Inc. Other trademarks are property of their respective owners, and are hereby acknowledged.

Contents


INTRODUCTION ............................................................      5

Purpose of this Manual ..................................................      6

Topics Covered in this Manual ...........................................      7

Precautions and Important Notes .........................................      8

Facilities Requirements .................................................     10


MECHANICAL INSTALLATION .................................................     11

The Packing List ........................................................     12

Unpacking the Crates ....................................................     13
Checking for Transport Damage ...........................................     13

Unpacking the Processor Unit ............................................     15
Unpacking the Processor Unit (M1000-SL System) ..........................     15
 Unpacking the M1000-SL Processor Unit Crate ............................     15
 Unpacking the Lumisys M1000-SL Scanner Crate ...........................     16
Unpacking the Processor Unit (M1000-CL System) ..........................     17
 Unpacking the M1000-CL System (in Cart) ................................     17
 Unpacking the Canon M1000-CL System (modular version, no Cart) .........     18

Unpacking the Display Unit ..............................................     20
 Returning or Storing the Crates ........................................     22

Cabling the Components ..................................................     23

Installing the Optional Uninterruptible Power Supply (UPS) ..............     25

Installing the Display Unit .............................................     26
Installing the RADX 614A-Display Unit ...................................     26
Installing the Mammolux 680-Display Unit ................................     32

Installing the Processor Unit (with Scanner) ............................     35
Installing the M1000-SL Processor Unit ..................................     35
Installing the M1000-CL Processor Unit ..................................     37
 Installing the M1000-CL System (in Cart) ................................    37
 Installing the M1000-CL System (modular version, no Cart) ...............    38

Positioning the Equipment ...............................................     40

Installing and Configuring the Optional Printer .........................     41
Installing the Printer ..................................................     41
Setting the IP Address for the Printer ..................................     42
Specifying the Customer's Name on Printout ..............................     43

Configuring the Software ................................................     44


ELECTRICAL VERIFICATION .................................................     45

Verifying Installation of the ImageChecker M1000 System .................     46
Processor Unit Start-up .................................................     46
Display Unit Start-up ...................................................     48

System Verification Testing .............................................     49
Testing the M1000-SL System .............................................     49
Testing the M1000-CL System .............................................     54

Testing the Printer (Processor Unit) ....................................     57

Testing the Printer (Display Unit) ......................................     59

APPENDIX I:  POWER AND DATA FLOW BLOCK DIAGRAMS .........................     61

APPENDIX II:  SYSTEM SPECIFICATIONS .....................................     68

APPENDIX III:  INSTALLATION COMPLETION FORM .............................     70

INDEX ...................................................................     77

                       The ImageChecker(R) M1000-CL System

                                 SERVICE MANUAL



                             [GRAPHIC APPEARS HERE]


                           [LOGO R2 TECHNOLOGY, INC.]








R2 Technology, Inc.                                            P/N 390-00-247 VA
325 Distel Circle                                                      June 2000
Los Altos, CA 94022 USA

Technical Support

[!]   Warning:  Customers should not attempt to repair the ImageChecker M1000-CL
      -------
      System. Only R2-trained and authorized Service personnel are qualified to install or repair the system.

[!]   Important:  All persons servicing the ImageChecker M1000-CL System must
      ---------
      have completed an R2 training course.

--------------------------------------------------------------------------------
If you need further assistance, call R2 Technical Support, at:
    Within the US:    1 (888) 472 7877
    Elsewhere:       +1 (650) 254-8988
    Service Fax:      1 (650) 526-1599
In Europe, contact:
    R2 Technology, Inc.,
    Hervensebaan 15
    5232 JL 's-Hertogenbosch
    The Netherlands
    Tel:           + 31 (0) 73 6 443 882
    Fax:           + 31 (0) 73 6 443 769
--------------------------------------------------------------------------------


Copyright(C)2000 R2 Technology, Inc. All rights reserved.

This document cannot be reproduced in part or whole without the expressed written consent of R2 Technology. R2 Technology reserves the right to revise this manual and to make changes in the content.

ImageChecker is a registered trademark of R2 Technology, Inc. Other trademarks are property of their respective owners, and are hereby acknowledged.

Contents


INTRODUCTION ............................................................      7

Purpose of this Manual ..................................................      8

Note About the Display Unit .............................................      9

Topics Covered in this Manual ...........................................     10

System Overview .........................................................     11
What is the ImageChecker M1000 System? ..................................     11
How does the ImageChecker M1000-CL System work? .........................     11

Warnings and Important Notes ............................................     13
ImageChecker M1000-CL System ............................................     13
Canon Scanner ...........................................................     15


THEORY OF OPERATION .....................................................     17

ImageChecker M1000 Continuous Loader System Description .................     18
Capabilities of the M1000-CL System .....................................     19

Functional Overview of Major Components .................................     20
The M1000-CL Canon Scanner ..............................................     20
The Power Switch ........................................................     21
The Touch-Sensitive Screen ..............................................     21
The MENU Arrow ..........................................................     23
The Computer tower ......................................................     23
The UPS .................................................................     24


DATA AND POWER FLOW BLOCK DIAGRAMS ......................................     25

M1000-CL Data and Signal Flow ...........................................     26
M1000-CL Power Flow .....................................................     28


USER INTERFACE ..........................................................     31

Map of Maintenance Screens ..............................................     32
  Maintenance Screens and Their Functions ...............................     33

Accessing the Maintenance Screens .......................................     37


SOFTWARE CONFIGURATION ..................................................     39

Purpose of Configuration Tools ..........................................     40
Uses ....................................................................     40
r2cfg script ............................................................     41

Configuring a Processor Unit Computer: Sample ...........................     43

Configuring a Display Unit Computer: Sample .............................     49

Setting the Time Zone 54 Entering Values Incorrectly ....................     55

Configuring the System ..................................................     56
Setting hostname and IP address .........................................     56
Creating a site network configuration disk ..............................     57
Using the site network configuration disk ...............................     59
Saving the system configuration .........................................     60
Restoring the system configuration ......................................     60

Site Configuration Tables for Various PU-DU Configurations ..............     62


PREVENTATIVE MAINTENANCE ................................................     67

Performing the PM Procedure .............................................     68

PM Checks and Adjustments for the Canon Scanner .........................     69
Calibration .............................................................     69
Getting into Serviceman Mode ............................................     70
Checking the CAL Image ..................................................     73
Checking the SHADE Data .................................................     75
Checking the FLARE Data .................................................     76
Checking the LAMP Control ...............................................     77
Checking the CCD Output .................................................     78
Checking the Memory .....................................................     80
Disconnecting from the Scanner (Leaving Serviceman Mode) ................     81

PM Measures: Other System Components ....................................     82
Processor Unit ..........................................................     82
Display Unit ............................................................     82
System ..................................................................     84
Run 3 tests .............................................................     84
Monitor Test Results ....................................................     87
Check cables ............................................................     87
Optional Printer ........................................................     87
Updating the Date of the Last PM Procedure for Processor Unit Gui .......     89


FIELD REPLACEABLE PARTS .................................................     90

Canon Film Scanner Spare Parts ..........................................     91
General .................................................................     91
Electrical ..............................................................     92
M1000-CL Spare Parts ....................................................     93
Position of Components ..................................................     95

TROUBLESHOOTING .........................................................     97

Service Policies and Procedures .........................................     98

Your Role as Field Service Representative ...............................     98
On-Site Service Procedure ...............................................     98
Diagnosing and Repairing the System .....................................     99
Before You Leave the Site ...............................................    100

Retrieving Service Metrics Data .........................................    101

Performing a Power Cycle ("Rebooting" the System) .......................    103

Systemwide Problems .....................................................    105
Image Transfer ..........................................................    105
Image Transfer Problems:  Error Messages shown on the Processor Unit ....    105
Image Transfer Error Codes ..............................................    106
Line Power ..............................................................    107
Uninterruptible Power Supply ............................................    109
Description .............................................................    109
Troubleshooting .........................................................    111

Canon Scanner ...........................................................    114
System Alert Messages ...................................................    114
Utility: Accessing the Scanner in the Cart ..............................    116
Troubleshooting .........................................................    117
Error Codes and Processing ..............................................    122
Error Messages and Recovery Methods .....................................    122

Examples of Troubleshooting When Error Messages Appear ..................    135

Film Problems ...........................................................    135
Correcting System and Film-Related Problems .............................    136

Troubleshooting: Other System Components ................................    139
Display Unit ............................................................    139
Start-Up Problems .......................................................    140
   Barcode Reader Problems and Adjustment ...............................    141
Malfunctioning Display Unit Belts .......................................    142
Checking the Brush Contacts .............................................    144
Limit Switch Circuit ....................................................    144
Static Tension ..........................................................    145
Mini Monitor Issues .....................................................    146
Repairing an Open Display Unit (Connected to a Power Supply) ............    151
Repairing an Open Display Unit (Disconnected From a Power Supply) .......    153
Removing a Film (During a Power Outage) .................................    156
Retrieving films dropped into the Display Unit ..........................    157
Processor Unit ..........................................................    157
Start-up Errors .........................................................    158
Calibrating the Touch-Sensitive Screen Video ............................    158
Dial-Up .................................................................    159
Printer .................................................................    159
Printer Problems: Error Messages shown on the Processor Unit ............    160
Printer Problems: Error Messages shown on the Display Unit ..............    160
Printer Error Codes .....................................................    161

CANON SCANNER REPLACEMENT PROCEDURE .....................................    163

Replacing the Hardware ..................................................    164

Testing the Scanner .....................................................    169

APPENDIX A:  IMAGECHECKER M1000 SYSTEM SPECIFICATIONS ...................    171

APPENDIX B: CANON SCANNER SCHEMATICS ....................................    173

                           The ImageChecker(R) System

                             M1000-CL PROCESSOR UNIT

                                   USER MANUAL

                              (Cart Configuration)

                              [GRAPHIC APPEARS HERE]


                          [LOGO OF R2 TECHNOLOGY, INC.]





R2 Technology, Inc.                                            P/N 390-00-249 VA
325 Distel Circle                                                       May 2000
Los Altos, CA, 94022, USA                                                ENGLISH

Technical Support

Do not attempt to repair the ImageChecker System. Only authorized R2 Technology personnel are qualified to install or repair the System.

--------------------------------------------------------------------------------
   1.      Use the Troubleshooting Guide below to correct a problem.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   2. If you need further assistance, contact your R2 service representative or call R2 Technology at:

--------------------------------------------------------------------------------
           Within the US:                       1 (888) 472 7877
--------------------------------------------------------------------------------
           Elsewhere:                           1 (650) 254 8988
--------------------------------------------------------------------------------
           For assistance in Europe, contact:
--------------------------------------------------------------------------------
           R2 Technology, Inc.
           Hervensebaan 15
           5232 JL `s-Hertogenbosch
           The Netherlands
--------------------------------------------------------------------------------
           Tel:                                 +31 (0) 73 6 443 882
           Fax:                                 +31 (0) 73 6 443 769
--------------------------------------------------------------------------------








Copyright(C)2000 R2 Technology, Inc.  All rights reserved.

This document cannot be reproduced in part or whole without the expressed written consent of R2 Technology. R2 Technology reserves the right to revise this manual and to make changes in the content.

ImageChecker is a registered trademark of R2 Technology, Inc. Other trademarks are property of their respective owners, and are hereby acknowledged.

Chapter 1 Introduction ..................................................      5
           Indications for Use ..........................................      5
           Brief Device Description .....................................      5
           Warnings .....................................................      6
           Precautions ..................................................      7
           Equipment Supplied ...........................................      8
Chapter 2 Quick Guide To Scanning Films .................................      9
Chapter 3 System Description ............................................     11
           Major Components of the M1000-CL Processor Unit .............      12
            Overview ....................................................     12
            The Continuous Loader Scanner ...............................     12
            The Input Tray ..............................................     13
            The Protective Cover (Interlock) ............................     14
            The Output Tray .............................................     14
            The Control Panel (with hidden operator controls) ...........     15
            The Power Switch ............................................     15
            The Touch-Sensitive Screen ..................................     16
            The MENU Arrow ..............................................     17
            Film Orientation Button .....................................     18
           Other Cart Components ........................................     19
Chapter 4 Preparing for Operation .......................................     21
          How to Use the Separator Sheets with pre-printed R2 ID
           Numbers ......................................................     21
Chapter 5 Scanning Mammograms ...........................................     23
          Selecting Films for Scanning ..................................     23
          Scanning Patient Films Step-by-Step ...........................     24
            The Scanning Process ........................................     29
          Adding a New Case to the Stack of Films .......................     30
Chapter 6 Other Features and Options ....................................     31
            Alert Messages ..............................................     31
            System Alert Messages .......................................     32
          The ALERT Button ..............................................     33
          Running Films in Manual Mode ..................................     35
Chapter 7 Printing (optional feature) ...................................     39
          Changing the Printing Default .................................     39
          Printing a Case Per Page ......................................     40
          Printing a Film Per Page ......................................     41
Chapter 8 Maintenance ...................................................     43
          Troubleshooting Guide .........................................     43
            User-Intervention Errors ....................................     43
            Image Transfer Error Messages ...............................     49
            Checking Test Film Results ..................................     50

          Troubleshooting Guide for the Optional Printer ................     51
              Printer Troubleshooting ...................................     51
              Printer Error Messages ....................................     52
          Cleaning the M1000-CL Processor Unit ..........................     53
          Cleaning the Suction Pads on the Scanner ......................     54
          Cleaning the Diffuser of the Scanner ..........................     55
APPENDIX I:   Glossary ..................................................     57
APPENDIX II:  Weekly System Verification ................................     59
          Test Procedures ...............................................     59
APPENDIX III:Power Down, Power Up, Power Cycle The System ...............     63
APPENDIX IV:  List of ImageChecker M1000 System Manuals .................     65
APPENDIX V:   The ImageChecker M1000 System Specification ...............     67
APPENDIX VI:  Table of International Symbols ............................     71
APPENDIX VII: Product Labeling ..........................................     73

                                   Exhibit A-5
                          Training Proceedure in Mammo:

APPLICATIONS PROTOCOL
The ImageChecker

Ensuring customer satisfaction through proper system utilization is the objective of applications conducted for the ImageChecker. Applications instrucion for R2 Technology, Inc., consistent among all specialists and delivered in a professional format, remains integral to this process.


SCHEDULING APPLICATIONS


Once the ImageChecker is installed in the clinical facility, instruction for its use is required. Scheduling of applications is conducted by Janice Chinn, Manager of Clinical Applications, from the corporate office of R2 Technology in Los Altos, CA. She may be reached at:

R2 Corporate office:   888.427.7877 on M-F 8:30-5, Pacific Standard Time
Pager 24 hour:         888.548.2427
Cell Phone:            510.612.2587
Home Phone:            510.582.2587


Please call the cell phone or home phone if there is no pager response within 30 minutes.

APPLICATIONS PROCEDURE

Contact with the Clinical Site for Scheduling Confirmation

The Applications Specialist is to confirm the applications dates and time of arrival by telephoning the contact person provided by the sales manager or sales representative. The contact person should be informed and/or asked the following:

     1. Discuss the agenda for the two day applications so staff scheduling may occur prior to applications.
     2. Confirm that the modem line has been installed and connected to the ImagChecker.
     3. Ask who will participate in training and the number of individuals involved so you may prepare accordingly. The participants will include mammography technologists and radiologists, and may further involve ancillary staff such as film library personnel and/or technologist's aids.
     4. State that 2 persons need to be designated for advanced training in quality control, system maintenance and troubleshooting.
     5. Review the procedure for awarding 2.0 credits of continuing education to Mammography Technologists based on participation for those directly involved with use of the ImageChecker.
     6. Indicate that a checklist is utilized during the instruction and it will be reviewed with the supervisory personnel at the conclusion of the 2 day session.

Sequential Steps for Applications

The following is the recommended format for the 2 day training session. Flexibility in the schedule must always be considered to meet the customer's needs, based on each site's situation. The objective is to provide comprehensive instruction; enforcing a prescribed agenda is not the intent.

APPLICATIONS AGENDA

--------------------------------------------------------------------------------
                                     Day One
--------------------------------------------------------------------------------
7:30 AM                         Continental breakfast
                                Inspection of system prior to applications
--------------------------------------------------------------------------------
8 AM - 10AM                     Applications instruction to first1/2of
                                Mammography Technologists
--------------------------------------------------------------------------------
10AM - 12 Noon                  Applications instruction to second1/2of
                                Mammography Technologists
--------------------------------------------------------------------------------
1PM - 5PM                       Normal screening schedule. Observe and assist
                                with efficient workflow patterns, additional
                                troubleshooting
                                ------------------------------------------------
                                Continue with physician training; allow 30 -60
                                minutes per session to include algorithm
                                instruction, R2 image review, and shadowing of
                                film reading
--------------------------------------------------------------------------------
                                     Day Two
--------------------------------------------------------------------------------
8AM - 12 Noon                   Normal screening schedule. Observe and assist
                                with efficient workflow patterns, additional
                                troubleshooting
                                ------------------------------------------------
                                Continue with physician training; allow 30 -60
                                minutes per session to include algorithm
                                instruction, R2 image review, and shadowing of
                                film reading
--------------------------------------------------------------------------------
11:30 AM                        Provide lunch for staff
--------------------------------------------------------------------------------
1PM - 5PM                       Conduct advanced training with designated
                                technical staff members - recommended minimum of
                                2 persons - reserve 1 to 2 hours
                                ------------------------------------------------
                                Continue with physician training as needed
--------------------------------------------------------------------------------

During applications any service issues are to be directed to the dealer service personnel. If a dealer was not involved with the installation, R2 service may be contacted at 888.427.7877.

If the sales representative is not on site during applications, contact her or him with an update regarding the progress of applications.

RULES TO LIVE BY FOR AN APPLICATIONS SPECIALIST

1.   Proper business attire is mandatory.

2. Punctuality is a MUST. You should arrive at the site AHEAD of schedule, present yourself to the receptionist and remain in the waiting area until your contact comes to meet you.

3. Your are a guest in the customer's facility. Never ask to go into the procedure area without first meeting your contact.


4. Offer your handshake FIRST to the contact person, SMILE and introduce yourself. First Impressions mean EVERYTHING!!


5. Enthusiasm about the product you represent is the basis for representing R2 Technology, Inc. It is contagious to those you encounter.

DOCUMENTATION

Documentation is a necessary element of all tracking mechanisms and is integral to applications. For each applications event, please complete the following.

--------------------------------------------------------------------------------
     Document                               Purpose
--------------------------------------------------------------------------------
Applications Report                Documents training event.
--------------------------------------------------------------------------------
Sign-In Form                       Lists training participants; provide a copy
                                   to supervisory personnel
--------------------------------------------------------------------------------
Check List (submit original)       Complete training progress; copy provided to
                                   supervisory personnel after discussion
--------------------------------------------------------------------------------
Expense Report                     Records expenses with receipt verification
--------------------------------------------------------------------------------


Once completed, please submit via Priority Mail to :

Debra Saunders

                 PREPARATORY LIST FOR IMAGECHECKER APPLICATIONS

Items needed for Applications

Clinical Images of Demonstration Cases
Applications Information
         Operator's Manuals
         Algorithm Description
         Gray Booklet

Forms
         Applications Report
         Sign-In Form
         Checklist (original should be shipped with system) - carry copy


Handouts Provided to Training Participants

Purple Folders
         Highlight Sheets
         Brochure

                        ATTACHMENT B - SUPPLIER SOFTWARE

"Supplier Software" means the following software products in object code form:
      R2 CR/DR CAD Software for Lung Nodule Detection
      R2 Digital Mammography CAD Software

Restrictions.

Without in any way limiting or altering the terms of Article 12, Kodak hereby agrees and understands that (i) Kodak may copy the Supplier Software only as necessary to exercise its rights under the license granted in this Agreement, and to make backup and archive copies of the Supplier Software and Kodak may not otherwise copy the Supplier Software; (ii) any copy of the Supplier Software or any portion thereof, including but not limited to copies sublicensed to third parties, must include all copyright and other proprietary rights notices which appear on the original; and (iii) Kodak may not reverse engineer, decompile, or otherwise derive the source code for the Supplier Software.

Distribution of Supplier Software

Kodak may distribute the Supplier Software solely in conjunction with the Developed Software and with the Kodak Products under the same terms and conditions as it licenses its own software of a similar nature; provided, in no event shall any party be given the right, expressed or implied, to modify such Supplier Software or make derivative works thereof, and provided Kodak pays to Supplier the license fees associated therewith.

                         ATTACHMENT C - ESCROW AGREEMENT

         THIS AGREEMENT, effective _______, 19__, is made by and between R2 Technology, Inc. ("LICENSOR" herein) and Eastman Kodak Company ("Kodak") and ___________ ("ESCROW AGENT" herein):

A.       Kodak develops and licenses software;

B. LICENSOR owns and sells computer software designed for use in conjunction with computer hardware;

C. LICENSOR and Kodak have entered into an agreement ("Agreement ") dated whereby Kodak may distribute certain computer software owned by LICENSOR.

D. Under the terms of the Agreement LICENSOR is responsible for developing software and providing technical support to Kodak.

E. Kodak and LICENSOR wish to ensure that LICENSOR continues to develop software for Kodak and that users of LICENSOR's software continue to receive technical support in the event LICENSOR fails to fulfill its support obligations as set forth in the Agreement.

F. ESCROW AGENT is an independent party and will act as a conduit to Kodak of LICENSOR's software in the event LICENSOR fails to fulfill its technical support obligations.

         NOW, THEREFORE, the parties agree as follows:

1.0      PRODUCT
         -------

         The products governed by this Agreement are computer software program(s) titled described in Attachment A attached hereto and made a part hereof ("Product") owned by LICENSOR or provided to LICENSOR under a valid sublicense from the owner. For purposes of this Agreement only, the Product includes machine readable program source code, instructions for generating each object code version of the Product, all reference and use manuals and aids, and all program design documents necessary to provide technical support for the Product.

2.0      ESCROW OF PRODUCT
         -----------------

2.1 Within thirty (30) days of the effective date of this Agreement, LICENSOR agrees to deliver to ESCROW AGENT in a sealed envelope or container a copy of the Product. Throughout the term of the escrow, LICENSOR shall ensure that the copy of the Product which is in the custody of the ESCROW AGENT shall be the most current version of the Product as it may be updated, enhanced, modified or revised by LICENSOR from time to time. Failure of LICENSOR to provide ESCROW AGENT with updated versions of the Product within 60 days of the release of such versions shall be grounds for termination of escrow and distribution of the Product as set forth herein.

2.2 ESCROW AGENT agrees to accept deposit of the Product and to act as its custodian until this agreement is terminated. ESCROW AGENT shall establish under the control of a designated


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

         escrow officer a secure receptacle for the storage of the Product provided to it by LICENSOR. ESCROW AGENT shall not permit any party access to the items therein except as may be necessary to perform its functions as ESCROW AGENT or as may be otherwise provided herein. In no event are any copies to be made of any items deposited with ESCROW AGENT except as specifically provided herein.

3.0      RELEASE OF ESCROW HOLDINGS
         --------------------------

3.1 Subject to Paragraphs 3.2, 3.3 and 3.4 below, the occurrence of any of the bankruptcy events described in Section 18.5 of the OEM Software Development and Distribution Agreement shall cause ESCROW AGENT to release and distribute in accordance with Paragraph 3.4 below the items deposited with it; provided however, LICENSOR shall have thirty (30) working days after receipt by LICENSOR of written notice of said occurrence to cure such occurrence.

3.2 In the event Kodak notifies the ESCROW AGENT in writing of LICENSOR's failure of cure under Paragraph 3.1 above, ESCROW AGENT shall so notify LICENSOR in writing and shall provided, upon ESCROW AGENT's receipt of same, a copy of Kodak's notice sent to ESCROW AGENT. Unless LICENSOR has provided Contrary Instructions to ESCROW AGENT within seven (7) days of LICENSOR's receipt of a copy of Kodak's notice, ESCROW AGENT shall deliver the items deposited with it then in escrow to Kodak within the next five (5) business days.

3.3 "Contrary Instructions" for the purposes of this escrow agreement means a notarized affidavit executed by an officer of LICENSOR stating that the failure of support has not occurred, or has been cured.

3.4 Upon receipt of such Contrary Instructions, ESCROW AGENT shall not release the items deposited with it then in escrow, but shall continue to store the items deposited with it until otherwise directed by Kodak and LICENSOR jointly, or until resolution by a court of competent jurisdiction

3.3 ESCROW AGENT shall make copies of all items deposited with it under this Agreement and distribute a complete set of those copies to Kodak. LICENSOR shall be liable for any copying and distribution costs incurred but as between Kodak and ESCROW AGENT, Kodak agrees to promptly reimburse ESCROW AGENT for any such costs incurred.

3.4 The Escrow Agreement shall terminate upon expiration or termination of the OEM Software Development and Distribution Agreement or upon release of the items deposited to Kodak.

3.5 Kodak and LICENSOR may terminate the escrow by mutual written agreement. ESCROW AGENT reserves the right to resign as escrow holder upon thirty (30) days prior written notice to Kodak and LICENSOR. Upon termination of escrow, if ESCROW AGENT has not distributed the items deposited with it, ESCROW AGENT shall return all items deposited to LICENSOR, except if ESCROW AGENT resigns as escrow holder the items then on deposit shall be delivered to a substitute escrow holder or designated third party mutually agreeable to LICENSOR and Kodak.

4.0      WARRANTY AND INDEMNITY
         ----------------------

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

4.1 LICENSOR warrants that it owns the Product, and all portions thereof or has a valid sublicense from the owner, and that it shall deposit with ESCROW AGENT under this Agreement and that it has full power to allow the deposit, copying, release and distribution of those Products as set forth herein.

4.2 LICENSOR warrants that the Product it shall deposit with ESCROW AGENT under this Agreement does not infringe or violate any patent, copyright, trademark, trade secret or other property right of any third party.

4.3 LICENSOR agrees to indemnify and save Kodak and ESCROW AGENT, jointly and severally, entirely harmless from and against nay and all loss, cost, claim, damage, settlement or judgment, including any expenses or reasonable attorneys' fees arising out of or in any way related to any breach or alleged breach of any of the above warranties.

5.0      FEES
         ----

5.1 In consideration for performing its function as escrow holder, ESCROW AGENT shall be compensated as follows:

                  $________- Acceptance Fee (including first year's holding fee)

                  $________ - Yearly hold - open fee

         Both LICENSOR and Kodak shall pay fifty percent of the above fees.

5.2 The above fees are for ESCROW AGENT's ordinary services as escrow holder. In the event ESCROW AGENT is required to perform any additional or extraordinary services as a result of being escrow holder, including intervention in any litigation or proceeding, ESCROW AGENT shall receive reasonable additional compensation for such services and be reimbursed for costs incurred, including reasonable attorneys' fees. Kodak and LICENSOR agree, jointly and severally, to pay such sums to ESCROW AGENT. As between Kodak and LICENSOR, the prevailing party in any litigation or proceeding shall be entitled to recover all costs, expenses and attorneys' fees incurred in addition to any other relief which may be granted.

6.0      MISCELLANEOUS PROVISIONS
         ------------------------

6.1 ESCROW AGENT shall not be liable for the failure of any of the conditions of the escrow, for damage caused by the exercise of its discretion, or for any other reason, except its negligence.

6.2 This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

6.3 This Agreement may be modified only by a writing executed by all parties.

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

AGREED TO:

R2 TECHNOLOGY INC.                      EASTMAN KODAK COMPANY

By /s/ Michael S. Klein                 By /s/ J. Michael McQuade
  ------------------------------          --------------------------------------
         Signature                                 Signature

Name   Michael S. Klein                 Name J. Michael McQuade
    ----------------------------             -----------------------------------
        (Type or Print)                         (Type or Print)

Title  President and CEO                Title Gen Manager, WW Ops KHI / VP Kodak
     ---------------------------             -----------------------------------

Date   10/11/00                         Date  10/11/00
    ----------------------------             -----------------------------------

ESCROW AGENT

By
  ------------------------------
       Signature

Name
    ----------------------------
       (Type or Print)

Title
     ---------------------------

Date
    ----------------------------

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

ATTACHMENT D - SUPPLIER COPYRIGHT NOTICE AND KODAK COPYRIGHT NOTICE

SUPPLIER COPYRIGHT NOTICE:

     Copyright

          This software is copyrighted by R2 Technology, Inc. with all rights reserved. Under the copyright laws, this software cannot be reproduced in any form without the prior written permission of R2 Technology, Inc. No patent liability is assumed, however, with respect to the use of the information contained herein.

     (C) 2000 by R2 Technology, Inc.  All rights reserved


KODAK COPYRIGHT NOTICE:


(C) Eastman Kodak Company, 2000, All Rights Reserved.

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

                       ATTACHMENT E - KODAK TRAVEL POLICY


1.   Corporate Travel Policy

     All Company travelers are required to:

     o Arrange all business travel (including group travel) through the designated travel agency. This service should only be used for business travel.

     o Use the Kodak designated preferred airline, hotel, and vehicle rental options offered by that agency.

     o Use the designated corporate charge card which ensures optimum cash management and consolidated data collection for negotiation leverage. It may also provide the traveler with additional insurance coverage where applicable. Employees who travel at least twice a year must obtain a corporate charge card.

     o Corporate charge cardholders are expected to charge all business travel related expenses to the corporate charge card whenever possible.

     o Corporate charge card holders must keep their corporate charge card account up to date, i.e., not over 30 days. Occasionally, accounts may become past due as a result of timing and must be brought current when reimbursement is received.

     Failure by an individual to keep their corporate charge card account current places unnecessary financial risk on Kodak. It can also lead to suspension or cancellation of charge card privileges which can impair an employee's ability to perform on the job and may, therefore, negatively affect work performance. Past due accounts can lead to disciplinary action, up to and including termination from the Company. See Section VII.-Appendix V Corrective Guidelines on Past Due Corporate Charge Card Accounts.

     The use of preferred suppliers enables Kodak to leverage corporate volume purchases for use in contract negotiation. The results include favorable contracts, financial agreements, and other benefits for Kodak's businesses and functions.

     Corporate Officer Exemption for Travel Arrangements Personal or leisure travel reservations through the designated travel agency is restricted to elected corporate officers and their associates. This exemption is not in violation of corporate policy, and reflects the need for elected corporate officers to gain time efficiencies when traveling both personally and professionally.

2.   Principles

     Travel and entertainment must be consistent with the needs of the business.

     The Company will reimburse employees for reasonable and necessary expenses actually incurred. The Company's intent is that the employee should neither lose nor gain financially as a result of business travel. Items of a personal nature are not reimbursable.

     Employees must:

     o Conduct Company business with integrity, in compliance with applicable laws, and in a manner that excludes considerations of personal advantage herein.

     o Exercise good judgment and travel on Company business in a cost-efficient manner.

     o Exercise good safety judgment while traveling on Company business and conduct themselves as safely as they would while at their own work sites.

     o Safeguard Company information and assets while traveling and avoid compromising that security.

     o Comply with the Business Conduct Guide and Corporate Business Ethics Policy.

3.   Compliance

     It is the responsibility of each employee to:

     o Understand and comply with this Corporate Travel Policy to ensure reimbursement for business-related travel and entertainment expenses.

          Business units/functions have the authority to not reimburse travelers for expenses incurred outside of this policy. Expense reports are subject to review and final approval by the Controller or Financial Planning Director for the business unit.

     o    Manage and control business travel and entertainment costs.

     o    Adhere to the policy and procedures defined herein.

     o Accurately document expense reports, with appropriate receipts when required, and submit them in a timely manner consistent with expense reporting guidelines. Expenses over three months old will not be reimbursed.

     o Ensure business travel and entertainment expenses are appropriate and consistent with business needs.

     It is the responsibility of expense report approver to:

     o Ensure that employees understand the travel policy, the business purpose for the trip, and the need to exercise good judgment while traveling.

     o    Review expense reports for appropriateness and correctness.

     o Review and promptly approve for reimbursement all reasonable and necessary expenses incurred by employees conducting business on behalf of the Company.

     Business units/functions are also responsible for the communication of these policies to their employees.




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

             ATTACHMENT F - SAMPLE KODAK END USER LICENSE AGREEMENT


EASTMAN KODAK COMPANY
SOFTWARE LICENSE AGREEMENT

Read the following terms and conditions carefully before using the enclosed Software. Use of the Software within this package indicates your acceptance of these terms and conditions. If you do not agree with them, you should promptly return the Software to your dealer.

LICENSE

1. Grant of License. Eastman Kodak Company ("Kodak") grants you a license to use one copy of the enclosed software program(s) (the "Software") subject to the license restrictions set forth below.

2. Restrictions on Use. You may use the Software on one or more computers, as long as the Software is used only with Kodak Health Imaging products. For each computer, you may copy the Software as necessary to enable you to use the Software as described above.

3. Transfer of the Software. You may permanently transfer the Software to another party if the other party agrees to accept the terms and conditions of this license and you retain no copies of the Software.

4. Copyright. The Software is owned by Kodak or its suppliers and protected by copyright laws and international treaties. You may not copy the Software other than as expressly provided in this license. You may not reverse engineer, decompile, or disassemble the Software.

5. Term. This license is effective until terminated. You may terminate it at any time by destroying the Software together with all copies in any form. It will also terminate if you fail to comply with any term or condition of this Agreement. You agree upon such termination to destroy the Software together with all copies in any form.

LIMITED WARRANTY

For a period of one (1) year after the date of delivery of the Software to you, as evidenced by a copy of your purchase receipt, Kodak warrants (i) the Software will perform substantially in accordance with the accompanying written materials, and (ii) the media on which the Software is

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

furnished will be free from defects in materials and workmanship under normal use.

Kodak does not warrant that the functions contained in the Software will meet your requirements or that the operation of the Software will be uninterrupted or error free. You assume responsibility for operation of the Software to achieve your intended results, and for the installation, use, and results obtained from the Software.

Subject to any applicable legislation which prohibits the following exclusions, KODAK MAKES NO OTHER WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. Some states and countries, including England and Australia, do not allow the exclusion of implied warranties, or have legislation that imposes certain statutory warranties that cannot be excluded, so the above exclusion may not apply to you. This warranty gives you specific legal rights and you may also have other rights.

LIMITATIONS OF REMEDIES

Subject to any applicable legislation which prohibits the following limitations, Kodak's entire liability and your exclusive remedy shall be, at Kodak's option either (a) the repair or replacement of the Software or any media not meeting Kodak's "Limited Warranty" that is returned to Kodak or your dealer with a copy of your receipt, or (b) the return of the price you paid for the Software, provided you have proof of the purchase price you paid. These remedies are not available if failure of the Software or media is the result of misuse, abuse, or a failure to follow the operating instructions in the accompanying written materials.

IN NO EVENT WILL KODAK OR ITS SUPPLIERS OR DEALERS BE LIABLE TO YOU FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY LOST PROFITS, LOST SAVINGS, OR OTHER DAMAGES ARISING OUT OF THE USE OR INABILITY TO USE THE SOFTWARE EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Some states and countries, including England and Australia, do not allow the limitation or exclusion of liability for incidental or consequential damages, or have legislation which restricts the limitation or exclusion of liability, so the above limitation may not apply to you.

GENERAL

If the Software was purchased in the United States, this Agreement is governed by the laws of the State of New York.

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

If purchased outside the United States, this Agreement is governed by the laws of the country in which it was purchased.

U.S. GOVERNMENT RESTRICTED RIGHTS

The SOFTWARE and documentation are provided with RESTRICTED RIGHTS. Use, duplication, or disclosure by the Government is subject to restrictions as set forth in subdivision (b)(3)(ii) of The Rights in Technical Data and Computer Software clause 252.227-7013. Contractor / manufacturer is Eastman Kodak Company, 343 State Street, Rochester, New York, 14650.

EUROPEAN UNION PROVISIONS

If this Software is used within a country of the European Union, nothing in this Agreement shall be construed as restricting any rights available under the European Community Software Directive (91/250/EEC).

                                       72